PENN Capital Management Company, Inc.

Compliance Manual

Updated: January 31, 2011

Table of Contents

Table of Contents	2
Chapter 1: Introduction	5
Chapter 2: Compliance Committee Function	6
Chapter 3: Code of Ethics	7
Statement of General Principles	7
Definitions	7
Prohibited Purchases and Sales of Securities	9
Additional Restrictions and Requirements	9
Reporting Obligation	10
Review and Enforcement	10
Records	11
Miscellaneous	11
Chapter 4: Insider Trading Policy	13
Inside Information	13
Insider Trading	13
Tipping	13
The Consequences of an Insider Trading Violation	14
Persons Subject to Insider Trading Policy	14
Specific Restrictions	14
When Information Becomes Public	15
What Constitutes Material Information	15
20/20 Hindsight	15
Chapter 5: Anti-Money Laundering Compliance Policy	17
Chapter 6: Privacy Policy Notice	20
What Information We Collect	20
What Information We Disclose	20
Our Security Procedures	20
Chapter 7: Personal Trading Policy	22
Trading Team Responsibility	24
Chapter 8: Books and Record Policy	29
Introduction	29
Electronic Storage of Records	29
Rule 204-2 Required Records	29
Custody Related Records Rule 204-2(b)	32
Investment Supervisory Related Records Rule 204-2(b)	32
Proxy Voting Related Records	32
Retention	33
Chapter 9: Investments in Registered Investment Co. Policy	34
Chapter 10: Trading Procedures	35
Discretionary Equity & Bond Trade Tickets	35
Best Execution	35
Best Execution Obligations	35
Rotation of Trades between Institutional, Wrap, and Directed Accounts	36

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Trade Blotter	36
Chapter 11: Cross Trading Policy and Procedures	37
Chapter 12: Agency Cross Transaction Policy	40
Chapter 13: Initial Public Offering Allocation Procedures	41
Chapter 14: Trade Error Procedures	43
Chapter 15: Soft Dollar Policy	44
General Rule	44
Definition of “Research Services” includes	44
Allocating Non-Research Benefits	44
Third Party Research	44
Chapter 16: Brokerage Allocation Policy	45
Chapter 17: Pricing Policy and Procedures	46
Chapter 18: Reconciliation of Custodial and PENN Records	48
Client Reconciliation Policy of Separate Managed Accounts	48
Client Reconciliation of Limited Partnership Funds	48
Client Reconciliation Policy of Wrap Accounts	48
Chapter 19: Proxy Voting Policy	50
Chapter 20: Composite Construction Policies & Procedures	53
Chapter 21: Performance Returns Policies & Procedures	54
Performance Calculation:	54
Chapter 22: Investment Performance Presentation Policy	55
Advertisements	55
Client Lists	55
Requests for Proposals	56
“One on One” Presentations	56
High Net Worth Individual Presentations	56
Website	56
Chapter 23: Performance Reporting Error Correction Policy	58
Purpose	58
Scope	58
Types of Errors in Investment Performance Presentation	58
Definitions	59
Materiality – quantitative and qualitative	59
Error Correction Process	59
Chapter 24: E-mail Policy and Retention	61
LEGAL RISKS	61
Best practices	61
Writing emails	61
Newsgroups	62
Personal Use	62
Confidential information	62
System Monitoring	62
Email Archiving and Retention Policy	62
Chapter 25: Business Continuity Plan Disclosure	64
Chapter 27: Political Contribution Policy and Mandate	66
Political Contribution and Gift to Public Officials	66

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Chapter 28: Annual Review Process	67
Material Compliance Matters	67
Review of Critical Operational Areas	67
Review of Critical Compliance Areas	70
Changes in Operations and Laws	70
Annual Report	70
Distribution of Annual Compliance Report	71
Implementation of Revised Policies and Procedures and Annual Report Recommendations	71
Interim Reviews	71
Testing	72

PENN Capital Management Company, Inc. Compliance Manual	4

Chapter 1: Introduction

PENN Capital Management Co., Inc. (PENN) is a registered investment adviser with the United States Securities and Exchange Commission (the “SEC” or the “Commission”) under the Investment Advisers Act of 1940 (“the Advisers Act”).

PENN has investment management responsibility for various clients including individuals, Corporations and Pension Funds. The Program consists of the Separately Managed Accounts, Limited Partnerships and Wrap Fee Programs. The Programs are disclosed in Part II of Form ADV. PENN has developed this Compliance Manual to ensure its compliance with applicable securities laws and regulations when it engages in the business of providing investment management services to clients. The Compliance Manual sets forth PENN’s policies and procedures designed to (1) prevent violations from occurring, (2) detect violations that have occurred, and (3) correct promptly any violations that have occurred. In addition, the Compliance Manual designates supervisors and describes their supervisory responsibilities over the firm’s personnel.

PENN requires full compliance with all laws and regulations governing the provision of advisory services to clients, including Rule 206(4)-7 under the Investment Advisers Act of 1940, which requires an SEC-registered investment adviser to maintain written policies and procedures designed to prevent violations of such laws and regulations. It is also the policy of PENN to conduct its business in a manner that meets the highest standards of commercial honor and just and equitable principles of trade. Inherent in all client relationships is the fundamental responsibility to deal fairly with clients.

PENN depends on its employees and officers to provide high quality investment advisory services to clients, in a manner that is ethical, fair and equitable to all concerned. Supervised Persons of PENN are required to read the Compliance Manual, and sign a statement acknowledging receipt of the Manual and affirming their understanding and compliance. The Compliance Manual is made available to every employee via electronic format. PENN will maintain a copy of the acknowledgement receipt in Supervised Person’s personnel file. Failure to comply fully with the policies and procedures contained in the Compliance Manual and all applicable securities laws may jeopardize the individual, his or her supervisors, and PENN itself.

PENN will review, no less than annually, the adequacy and effectiveness of the policies and procedures contained in this Manual. The Compliance Manual will be periodically revised and supplemented. Each page of this Compliance Manual remains in effect until superseded by a revised version. When changes are made, the Compliance Manual will be updated.

Each employee is required to:

1.	Know and understand the contents of the Compliance Manual;

2.	Ensure that those persons he or she supervises has a copy of the Compliance Manual and knows and understands it contents;

3.	Maintain the Compliance Manual in a place that allows easy reference; and Contact his or her supervisor or the Chief Compliance Officer when he or she suspects or detects violations of the Compliance Manual.

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The function of PENN’s Compliance Committee is to ensure that the firm is compliant with the SEC’s legal and regulatory requirements. This includes, but is not limited to, performance reporting, personal trading, cross trading, soft dollars, proper disclosures, and various other key issues that arise. The committee also ensures that all employees understand and follow the guidelines set forth in PENN’s Compliance Manual.

The Compliance Committee consists of the following individuals:

Executive Committee Member:	Eric Green

Executive Committee Member:	J. Paulo Silva

Executive Committee Member:	Scott Schumacher

Administration:	Cathy Jones

Corporate Accounting:	Edward Khongor

Compliance:	John Livewell

Financial Analysis:	David Jackson

GIPS:	Lauren McCleery

Marketing:	Anthony DeVicaris

Portfolio Accounting:	Corinne Harvey

Portfolio Operations:	Joe Livewell

Technology:	Marty Keane

Trading:	Josh Cohen

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Chapter 3: Code of Ethics

Adopted Under Rule 17j 1 (Investment Company Act of 1940)

While affirming its confidence in the integrity and good faith of all of its officers and trustees, PENN recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions which may be possessed by certain of its officers, employees and trustees could place such individuals, if they engage in personal transactions in securities which are eligible for investment by PENN, in a position where their personal interest may conflict with that of PENN’s clients.

In view of the foregoing and of the provisions of Rule 17j 1 (b) (1) under the Investment Company Act of 1940 (the “1940 Act”), PENN has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

Statement of General Principles

In recognition of the trust and confidence placed in PENN by the clients of its funds, and to give effect to PENN’s belief that its operations should be directed to the benefit of the clients of its funds, PENN hereby adopts the following general principles to guide the actions of its trustees, officers and employees.

1.	The interests of PENN’s fund shareholders, separate account clients, and private fund investors are paramount, and all of PENN’s personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the fund shareholders before their own.

2.	All personal transactions in securities by PENN’s personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of PENN and its clients.

3.	All of PENN’s personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to PENN, or that otherwise bring into question the person’s independence or judgment.

4.	All of PENN’s personnel are required to adhere and promote compliance with applicable federal securities laws and governmental rules and regulations.

5.	All of PENN’s personnel are required to promptly report to their department head and to the Chief Compliance Officer any “CODE VIOLATIONS”.

Definitions

1.

“Access Person” shall mean (i) each trustee or officer of PENN, (ii) each employee of PENN (or of any company in a control relationship to PENN) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by PENN’s clients or any series thereof (herein a “Fund”), or whose functions relate to the making of any recommendations with

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respect to such purchases or sales, (iii) any natural person in a control relationship to PENN who obtains information concerning recommendations made to or by PENN with respect to the purchase or sale of a security by any Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (iv) each director, officer or general partner of any principal underwriter for a Fund, but only where such person in the ordinary course either makes, participates in, or obtains information regarding the purchase or sale of securities by the Funds(s), or whose functions relate to the making of recommendations regarding securities to the Funds(s); and (v) any natural person in a control relationship with a Fund or any of the Funds’ advisers or sub advisers who obtain information concerning recommendations made to the Funds with regard to the purchase or sale of a security.

2.	“Beneficial ownership” of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider him/her the beneficial owner of any securities in which he/she has a direct or indirect pecuniary interest. In addition, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

3.	“Control” shall have the same meaning as that set forth in Section 2(a) (9) of the 1940 Act. Section 2(a) (9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company’s outstanding voting security is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

4.	“Independent Trustee” means a Trustee of a fund who is not an “interested person” of PENN within the meaning of Section 2(a) (19) of the 1940 Act.

5.	“Initial Public Offering” (“IPO”) means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

6.	“Private Placement” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) in the Securities Act of 1933.

7.	“Special Purpose Investment Personnel” means each Access Person who, in connection with his or her regular functions (including, where appropriate, attendance at Board meetings and other meetings at which the official business of PENN or any Fund thereof is discussed or carried on), obtains contemporaneous information regarding the purchase or sale of a security by PENN. Special Purpose Investment Personnel shall occupy this status only with respect to those securities as to which he or she obtains such contemporaneous information.

8.	“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security.

9.	“Security” shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States or an agency thereof, bankers’ acceptances, bank certificates of deposit, commercial paper and registered, open end mutual funds.

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10.	A “Security held or to be acquired” by PENN for any Fund means (A) any Security which, within the most recent seven (7) days, (i) is or has been held by PENN or any Fund advised by PENN, or (ii) is being or has been considered by the Fund’s investment adviser for purchase by the Fund; (B) and any option to purchase or sell and any Security convertible into or exchangeable for any Security described in (A) above.

11.	A Security is “being purchased or sold” by a Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for PENN until the time when such program has been fully completed or terminated.

Prohibited Purchases and Sales of Securities

1.	No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Fund advised by PENN:

a.	Employ any device, scheme or artifice to defraud such Client;

b.	Make to such Client any untrue statement of a material fact or omit to state to such Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

c.	Engage in any act, practice or course of business which would operate as a fraud or deceit upon such Client; or

d.	Engage in any manipulative practice with respect to a Client.

2.	No Special Purpose Investment Personnel may purchase or sell, directly or indirectly, any Security as to which such person is a Special Purpose Investment Personnel in which he had (or by reason of such transaction acquires) any Beneficial Ownership at any time within 7 calendar days before or after the time that the same (or a related) Security is being purchased or sold by any Fund.

3.	No Special Purpose Investment Personnel may sell a Security as which he or she is a Special Purpose Investment Personnel within 60 days of acquiring beneficial ownership of that Security.

Additional Restrictions and Requirements

1.	Pre approval of IPOs and Private Placements Each Access Person must obtain approval from the Review Officer before acquiring beneficial ownership of any securities offered in connection with an IPO or a Private Placement.

2.	No Access Person shall accept or receive any gift of more than de-minimis value from any person or entity that does business with or on behalf of PENN.

3.	Each Access Person who is not required to provide such information under the terms of a Fund’s code of ethics must provide to the Review Officer a complete listing of all securities owned by such person as of the end of a calendar quarter. The initial listing must be submitted within 10 days of the date upon which such person first becomes an Access Person of PENN, and each update thereafter must be provided no later than 30 days after the start of the subsequent year.

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Reporting Obligation

1.	Each Access Person shall request from their respective brokerage firm, copy(s) of personal trade confirms to be sent to PENN. The written request should be imprinted in the company’s letterhead and signed by the Chief Compliance Officer.

2.	Each Access Person shall report all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. Reports shall be filed with the Review Officer quarterly. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal securities transactions to an officer designated to receive his or her reports (“Alternate Review Officer”), who shall act in all respects in the manner prescribed herein for the Review Officer.

3.	Every report shall be made no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

a.	The date of the transaction, the title and the number of shares or the principal amount of each security involved;

b.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

c.	The price at which the transaction was effected;

d.	The name of the broker, dealer or bank with or through whom the transaction was effected; and

e.	The date the report was submitted by the Access Person.

4.	In the event no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated

5.	An Independent Trustee shall report transactions in securities only if the Trustee knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known, that during the 15 day period immediately preceding or following the date of the transaction, such security was purchased or sold, or was being considered for purchase or sale, by a fund. (The “should have known” standard implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting any fund’s investment objectives, or that any knowledge is to be imputed because of prior knowledge of any fund’s portfolio holdings, market considerations, or such fund’s investment policies, objectives and restrictions.)

6.	Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

Review and Enforcement

1.	The Review Officer shall compare all reported personal securities transactions with completed portfolio transactions of PENN and a list of securities being considered for purchase or sale by PENN for the Funds advised by PENN to determine whether a violation of this Code may have occurred. Before making any determination that any person has committed a violation, the Review Officer shall give such person an opportunity to supply additional explanatory material.

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2.	If the Review Officer determines that a violation of this Code may have occurred, he shall submit his written determination, together with the confidential monthly report and any additional explanatory material provided by the individual, to the Executive Committee of PENN and outside counsel, who shall make an independent determination as to whether a violation has occurred.

3.	If the Executive Committee and outside counsel find that a violation has occurred, the Executive Committee shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board of Trustees of each Fund advised by PENN.

4.	No person shall participate in a determination of whether he has committed a violation of the Code or of the imposition of any sanction against himself. If a securities transaction of an Executive Committee member is under consideration, any other members shall act in all respects in the manner prescribed herein for the said member.

Records

PENN shall maintain records in the manner and to the extent set forth below, which records may be maintained under the conditions described in Rule 31a 2 under the Investment Company Act and shall be available for examination by representatives of the Securities and Exchange Commission.

1.	A copy of this Code and any other code, which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

2.	A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

3.	A copy of each report made by an officer or trustee pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

4.	A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in a convenient accessible place.

5.	A copy of each annual report to the Board of Trustees will be maintained for at least five years, and the first two years in an easily accessible place.

Miscellaneous

1.	Confidentiality. All reports of securities transactions and any other information filed with PENN pursuant to this Code shall be treated as confidential.

2.	Interpretation of Provisions. The Executive Committee of PENN may from time to time adopt such interpretations of this Code as it deems appropriate.

3.	Periodic Review and Reporting. The Compliance Committee Chairman of PENN shall report to the Executive Committee at least annually as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code.

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C O D E O F E T H I C S

M E M O R A N D U M

As an employee of PENN you are required to follow and maintain a high standard of ethics as established in PENN’s Code of Ethics.

Please sign below stating that you have received and reviewed the Code of Ethics and return to the Human Resources.

I HAVE RECEIVED AND REVIEWED PENN’S CODE OF ETHICS.

Employee Signature	Date

Print Employee Name

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Chapter 4: Insider Trading Policy

PENN adopted this statement of policy regarding Securities Trades by Company Personnel, which is referred to hereafter as “Insider Trading Policy,” to satisfy PENN’s obligation in preventing insider trading and help each Access Person (as defined in the Code of Ethics), avoid the severe consequences with the violation of the insider trading laws.

It is also the intent of this policy to prevent even the appearance of improper conduct on the part of anyone employed by or associated with the PENN.

The Federal securities laws prohibit the purchase or sale of securities by persons who are aware of material nonpublic information about a company, as well as the disclosure of material nonpublic information about a company to others who then trade in the company’s securities. The Securities and Exchange Commission and the U.S. Attorneys vigorously pursues insider trading violations armed with severe consequences. While the regulatory authorities concentrate their efforts on individuals who trade, or who tip inside information to others who trade, the Federal securities laws also impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel.

Inside Information

Inside information is the actual or imputed knowledge about the company using securities that is not generally available to the public and is price sensitive. Information is price sensitive where a reasonable person would expect the information to have a material effect on the price or value of the securities. A material effect on price or value exists where the information is likely to influence people, who commonly invest in securities, decide whether to subscribe for, buy or sell those securities.

Insider Trading

Insider trading is trading in securities based on price sensitive information that is not generally available to the public. It includes inducing another person to trade in the security about which insider information is known.

Securities

1.	Shares or debentures in a corporation

2.	Debentures, stocks or bonds issued by a government

3.	Options to acquire or sell securities

4.	Prescribe interests in a corporation

Tipping

Tipping refers to an insider communicating either directly or indirectly inside information to another person when the insider knows or should reasonably know that the other person would or is likely to use that information to deal in securities or to induce a third party to deal in the securities. Tipping is a form of insider trading and is “prohibited by PENN.”

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The Consequences of an Insider Trading Violation

PENN’s personnel (or their insider source) who trade on inside information is subject to the following penalties:

1.	A civil penalty of up to three times the profit gained or loss avoided;

2.	A criminal fine of up to $1,000,000 (no matter how small the profit); and

3.	A jail term of up to ten years.

An employee who communicates, or “tips,” inside information to a person who then trades is subject to the same penalties even if the employee did not trade and profit from the illegal trade.

PENN and its supervisory personnel, if they fail to take appropriate steps to prevent illegal insider trading, are subject to the following penalties:

1.	A civil penalty of up to $1,000,000 or, if greater, three times the profit gained or loss avoided as a result of the employee’s violation.

2.	A criminal penalty up to $2,500,000.

Failure to comply with PENN’s insider trading policy may subject the employee to disciplinary measures, including termination of employment for cause, whether or not the employee’s failure to comply results in a violation of law. Violation of law, even an SEC investigation that does not result in prosecution, can tarnish PENN’s established reputation for integrity and ethical conduct and can irreparably damage one’s career.

Persons Subject to Insider Trading Policy

1.	All employees including “Access Persons”

2.	Your family members who reside with you, and

3.	Any family members who do not live in your household but whose transactions in securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in company securities)

4.	As a director, officer, or employee, you are responsible for the transactions of these other persons and therefore you should make them aware of the need to confer with you before they trade in the securities. As used in this Insider Trading Policy, “you” means anyone subject to this Insider Trading Policy.

5.	If you are in possession of material nonpublic information when you cease being a director, officer or employee, this Insider Trading Policy will continue to apply until that information has become public or is no longer material.

Specific Restrictions - No Trading or Acting on Inside Information

If you are aware of material nonpublic information relating to a company, you may not, either directly or through family members or other persons or entities:

1.	Buy or sell securities of the company

2.	Engage in any other action to take personal advantage of that information

3.	Pass that information on to others outside the company, including family and friends.

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If you learn of material nonpublic information about another company with which the company does business, including a customer or supplier, you may not trade in the other company’s securities until the information becomes public or is no longer material. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are not exempted from the policy. The securities laws do not recognize such mitigating circumstances, and, in any event, even the appearance of an improper transaction must be avoided to preserve the PENN’s reputation for adhering to the highest standards of conduct.

When Information Becomes Public

Information is not deemed to become “public” until the information has been disclosed broadly to the marketplace (such as press release or an SEC filing) and the investing public has had time to absorb the information fully. To avoid the appearance of impropriety, information will not be considered fully absorbed by the marketplace until the third trading day after the day the information has been publicly disclosed.

What Constitutes Material Information

Material information is any information that a reasonable investor would consider important in making a decision to buy, hold, or sell securities. Any information that might reasonably be expected to affect the security price, whether it is positive or negative, should be considered material. Some examples of information that would ordinarily be regarded as material are:

1.	Projections of future earnings or losses, or other earnings guidance;

2.	Earnings that are inconsistent with the consensus expectations of the investment community;

3.	A pending or proposed merger, acquisition or tender offer;

4.	A pending or proposed acquisition or disposition of a significant asset;

5.	A change in dividend policy, the declaration of a stock split, or an offering of additional securities;

6.	A change in management;

7.	Development of a significant new product or process;

8.	Impending bankruptcy or the existence of severe liquidity problems;

9.	The gain or loss of a significant customer or supplier.

20/20 Hindsight

Remember, anyone scrutinizing your transactions will be doing so after the fact, with the benefit of hindsight. As a practical matter, before engaging in any transaction, one should carefully consider how enforcement authorities and others might view the transaction in hindsight.

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INSIDER TRADING CERTIFICATION

I have read and understand PENN’s statement of policy regarding Securities Trade by Company Personnel. I am aware that the Chief Compliance Officer together with the members of the Executive Committee is available to answer questions regarding the “Insider Trading Policy.”

Employee Signature	Date

Print Employee Name

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In response to the obligations established by the “USA PATRIOT Act” and Title III of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, PENN has adopted an Anti-Money Laundering Compliance Program. The procedures contained in this policy, PENN believes, represent appropriate levels of due diligence support to our clients and their investors.

This anti-money laundering policy complies with regulations in Bermuda, the Cayman Islands, the British Virgin Islands and the United States, as applicable to private investment funds and individual accounts, with the exception of administrators of Wrap Programs, each of which are responsible for complying to the Patriot Act for their clients. These practices are designed to detect any activity that raises suspicion of money-laundering activities by subscribers to a fund and by individual investors.

The anti-money laundering policy provides, as the legislation requires, for the following:

1.	Designation of a Compliance Officer;

2.	Establishment of an ongoing employee training program;

3.	Development of internal compliance policies, procedures and controls, and

4.	An independent audit function to test the compliance program.

PENN employees and shareholders will perform all due diligence with respect to the identity of investors and their source of funds in order to identify so called “red flags” or any other suspicious activity or pattern of activities. In general, a detailed verification might not be required if a subscription comes from a recognized entity and the payment originates from a recognized institution or through a recognized intermediary.

Each investor subscription will address “Know Your Customer” requirements during the course of marketing investments to potential investors or subscribers. PENN shall obtain from each potential investor or subscriber certain identifying information, together with any such additional information as the Compliance Officer and the marketing department may deem appropriate in order to verify the identity of a potential investor or subscriber or otherwise and to comply with applicable laws or regulations. In the case of legal entities, the Compliance Officer may require information as to the direct and indirect beneficial owners of the legal entity, its operator or sponsor, its location, the type of regulation to which the entity or its operator is subject, and the existence or terms of any anti-money laundering program of the entity. The Compliance Officer may determine not to require additional information from a legal entity that is, or is vouched for by a recognized financial Institution which is comprehensively regulated by a Recognized Regulatory Authority and which carries on business in a country recognized as having proper anti-money laundering regulations. (Information gathered by a Fund in respect of a potential investor or subscriber is referred to as “Identification Information”).

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Identification Information obtained from each potential investor or subscriber shall be reviewed in order to verify that no such potential investor or subscriber is a “Prohibited Person,”, a person, government, or entity whose name appears on the OFAC website, http://www.treas.gov/ofac, designated as a blocked person(s), as defined by relevant U. S. legislation and regulations, as amended from time to time. In addition, no such individual or entity, if not a “Prohibited Person,” is named on any Control List circulated by OFAC. We will rely mainly on a System-based process of running any most recently updated Control Lists against the current Investors database. Any matches or possible matches will be immediately reported to the Compliance Officer and we will immediately notify the Portfolio Team and Chief Investment Manager.

Our review of the Identification Information of a potential investor or subscriber shall include: an examination of the subscription application or other identification documents provided by the potential investor or subscriber; (b) a review of the most recently updated OFAC List; and (c) such further investigation and analysis as the Compliance Officer may deem necessary or appropriate in each individual case. In instances where suspect activity on behalf of an investor is uncovered, we will immediately notify the Portfolio Team and Chief Investment Manager. Additionally, a Fund may be required to suspend redemption or withdrawal rights, to the extent required by applicable law. A Suspicious Activity Report (SAR) will be completed and filed with the appropriate regulatory bodies.

The Compliance Program shall be amended when and as necessary to reflect and comply with regulations and guidance under the USA PATRIOT Act, the Bermuda Law, the Cayman Islands Law, the BVI Law or any other relevant law or regulation promulgated after the adoption of this Program. Furthermore, this Policy Statement shall be amended when and as necessary to reflect material changes in this Program. The Compliance Officer shall, with the assistance of counsel or other appropriate advisors, and with the guidance of the appropriate regulatory authorities, develop such additional policies, procedures and controls as may be necessary to comply with regulations, rules or guidance under the USA PATRIOT Act or other relevant laws which are promulgated after the adoption of this Program. A copy of our Anti-Money Laundering Compliance Program Manual, together with any updated versions thereto shall be available upon request.

PENN will defer acceptance of clients that are noted on the “Special Designated Nationals (SDN) list.” The same will be true for countries that the United States imposed sanctions. The listings of individuals and countries are posted by the Office of Foreign Asset Control (OFAC).

Non-US client is determined by the residency of the individual not the nationality of the account. For these type of accounts referred to PENN by third parties (i.e. brokers, financial institutions, and consultants), copies of the “Identification Information” of the referring party can be requested.

PENN Capital Management Company, Inc. Compliance Manual	18

Customer Identification Program requirements:

1. Name

2. Date of Birth

3. Address

a. Individual – residential or business address

b. Individual who does not have residential or business address

i. APO – Army post office

ii. FPO – Fleet post office box number

iii. Residential or business of next of kin

c. Corporation, partnership, trust – principal place of business, local office or other physical location

4. Identification numbers

a. US resident – tax identification number

b. Non-US resident – tax identification number, passport number and country of issuance

c. Alien identification number

d. Request alternative government issued documentation certifying the existence of the client.

PENN Capital Management Company, Inc. Compliance Manual	19

Chapter 6: Privacy Policy Notice

Protecting your privacy is important to PENN and our employees. We want you to understand what information we collect and how we use it. To provide our customers with a broad range of financial products and services as efficiently as possible, we use technology to manage and maintain customer information. The following policy serves as a standard for all PENN employees for collection, use, retention, and security of nonpublic personal information.

What Information We Collect

We may collect “nonpublic personal information” about you from the following sources:

1.	Information we receive from you on applications or other account forms.

2.	Information about your transactions with us or others.

3.	Information we receive from third parties such as credit bureaus, custodians, attorneys, accountants & other financial advisors.

“Nonpublic personal information” is nonpublic information about you that we obtain in connection with providing a financial product or service to you. For example, nonpublic personal information includes information regarding your account balance, social security number, bank account information and account history.

What Information We Disclose

We are permitted under law to disclose nonpublic personal information about you to other third parties in certain circumstances. For example, we may disclose nonpublic personal information about you to third parties to assist us in servicing your account with us, and to government entities in response to subpoenas. We do not disclose any nonpublic personal information about you to anyone, except as permitted by law.

If you decide to close your account(s) or become an inactive customer, we will continue to adhere to the privacy policies and practices described in this notice.

Our Security Procedures

We also take steps to safeguard customer information. We restrict access to your personal and account information to those employees who need to know that information to provide products or services to you. Employees who violate these standards will be subject to disciplinary measures. We maintain physical, electronic and procedural safeguards that comply with federal standards to guard your nonpublic personal information.

PENN Capital Management Co., Inc.

Navy Yard Business Center

Three Crescent Drive, Suite 400

Philadelphia, PA 19112

215-302-1500

www.penncapital.com

PENN Capital Management Company, Inc. Compliance Manual	20

Privacy Program

1.	Employees, directors and their associates may be held personally liable for using confidential information (obtained while serving as a director or employee) for personal benefit. They may also be subject to governmental or corporate administrative action. PENN business and customer information and any related files are confidential and cannot be disclosed to unauthorized persons (including competitors) without permission.

2.	Employees are expected to act fairly and honestly when conducting business on behalf of PENN, maintain PENN’s high ethical standards and obey all applicable laws. Violations or failure to cooperate with an internal investigation may constitute grounds for corrective action, up to and including immediate dismissal.

3.	When conducting business, many employees may have access to confidential information about PENN, its present and prospective customers and suppliers, stockholders and employees. Employees who possess such confidential information must understand that it has been given to them for an express business purpose, may be disclosed only on a need-to-know basis, and used only for a proper business purpose. Discretion should be used when confidential information is disclosed, and it should never be disseminated to unauthorized persons.

4.	Misuse of confidential information may result in civil or criminal liability, or in sanctions or penalties against both PENN and the individual responsible for misusing such information.

5.	Because PENN is an investment advisor, securities laws, as well as good business practices, require that PENN have procedures (“firewalls”) to prevent material nonpublic information obtained while engaging in one of PENN’s business activities from being used improperly by others within or outside of PENN.

I have read and understand PENN’s Privacy Program.

Employee Signature	Date

Print Employee Name

PENN Capital Management Company, Inc. Compliance Manual	21

Chapter 7: Personal Trading Policy

All employees must obtain written approval prior to the purchase and sale of any securities, (with the exception of Mutual Funds not managed by PENN) for any personal transactions including the employee’s immediate family members, as defined in Section II-9 of the Code of Ethics. All personal transactions must be approved by the Chief Compliance Officer or Director of Research (“Authorizing Persons”) by submitting an “Authorization Purchase or Sale Request Form” before executing the trade. The Chief Finance Officer and/or the Compliance Manager will serve as a backup authorizing person should the former be out of the office.

The Authorizing Person has the responsibility of reviewing the requested trade does not breach the 7-day activity rule nor the 60-day short term sell rule. PENN’s Director of Research has knowledge of securities that are under consideration for clients and has the option to decline the request for a personal trade by an employee.

Authorizing Person’s personal trade(s) must seek approval from the other Authorizing Person prior to execution of the trade(s).

PENN Capital reserves the flexibility to write an exception to trading rules in instance(s) that the portfolio team believes that these rules could harm or inhibit a client. A member of the portfolio team will document and record exceptions in detail.

The Authorizing Person must check for compliance with the 7-day and 60-day short-term trading rules.

1.	The 7-day rule prohibits trading in personal accounts of PENN employees of any security that has been traded by the firm within a 7-day period. Furthermore, PENN cannot trade in a security that has been traded in the personal account of any PENN employee within 7 days. If an entire position has been sold by PENN, employees are not required to wait a 7-day period before executing for their own account. Instead, an employee must obtain written approval, which will serve as verification that PENN has completed their transactions.

2.	The 60-day rule states that no employees will engage in short-term trading of securities held in PENN accounts within a 60-day period. When PENN has sold the entire position of a security, the 60-day rule will not apply.

The above rules apply in all circumstances except the following:

1.	Where investment decision-making is not employed. The rules do not apply to new accounts or to liquidating accounts. New accounts are generally invested according to a model account. The same holds true when accounts have cash contribution(s) and or withdrawal(s), wherein the allocation/rebalancing process is based on the model account.

PENN Capital Management Company, Inc. Compliance Manual	22

Furthermore, liquidating accounts are sold immediately without regard to investment decisions.

2.	With respect to high yield bonds or illiquid equities only, as a result of the current market conditions, a PENN employee may purchase and/or sell securities in the high yield bond market or illiquid equity market under the following conditions:

a.	The PENN employee will have determined that it is in the best interest of the firm’s clients to execute an order of a size larger than the position recommended for them.

b.	In addition, the traders of PENN will attempt to pool employees’ orders to achieve the required order size; only if no other client is in the market for such security will the traders of PENN take the remainder of the position in the security in order to complete the transaction.

3.	All PENN limited partnerships should be exempted from the personal trading rules. The PENN compliance committee’s rationale is that these funds are intended to be marketed to advisory clients and are managed similarly to the individual accounts in those styles. Furthermore, investment decisions for these funds are made by the team and no individual has full discretion on the trading of these funds. PENN anticipates that it may use this strategy for other funds in the future with the intent of raising money from outside investors that do not meet our minimum investment criteria for a separately managed account. Following is a list of PENN’s Limited Partnership Funds exempt from the personal trading policy:

•	Capital Structure Opportunities Fund, L.P.

•	Capital Structure Opportunities Fund Offshore, L.P.

•	PENN Convertible Fund, L.P.

•	PENN Core High Yield Bond Fund, L.P.

•	PENN Core High Yield Bond Fund II, L.P.

•	PENN Core Opportunistic High Yield Fund, L.P.

•	PENN Distressed Fund, L.P.

•	PENN Diversified Micro Cap Equity Fund, L.P.

•	PENN Financial Services fund, L.P.

•	PENN Mid Cap Fund, L.P.

•	PENN Small Capitalization Fund, L.P.

•	PENN Small Mid-Cap Fund, L.P.

•	PENN Focused Mid Cap Equity Fund, L.P.

•	PENN Short Duration High Yield Bond Fund L.P.

To ensure that all personal trades are appropriately documented, the Compliance Department is responsible for distributing copies of the authorized “Purchase or Sell Request” form, once the trade has been executed by the employee. Copies of the form are filed in the appropriate folder: one will be reviewed by the Office Manager to match against received brokerage statements and one will be kept on file with PENN’s traders. The personal trades are recorded on an Excel spreadsheet. The spreadsheet includes the following: employee’s initial, trade date, security symbol/cusip number, security name, transaction type (buy/sell), date in which PENN is free to trade on the security, expiration date of short term selling rule and execution price.

PENN Capital Management Company, Inc. Compliance Manual	23

All employees involved in trading for their personal accounts are required to have their brokerage firms send copies of confirms to PENN, thus adding an additional layer of accountability. Any omission will be raised at the monthly operations meeting.

Trading Team Responsibility: All personal transactions are recorded on a spreadsheet and is accessible to all trading personnel at PENN. Before trading for PENN clients, the trader must check the spreadsheet to make sure that the trade does not violate the 7-day rule or 60-day rule.

Exceptions to these rules may only be made if it will benefit PENN clients. Approval and signatures by two members of PENN’s executive committee is required.

If written approval is not sought prior to execution, it will be considered a violation. Prior violations will be forgiven after one full year of the most recent violation, but will remain in the employee’s permanent file.

Penalties for violations are as follows:

1. First violation

a.	Written warning in permanent file

b.	Forfeiture of all gains to PENN

2. Second violation

a.	Written warning in permanent file

b.	Forfeiture of all gains to PENN

c.	90-day prohibition of personal trading account

3. Third violation

a. Termination

All transactions will be checked at the time of execution, broker confirmation receipt, and on quarterly transaction reports. This notice should be taken seriously as any violation is not only a PENN’s Code of Ethics violation but it is an SEC violation as well. There will be no exceptions to this policy.

If you have any questions regarding this new policy, they should be directed to either the Chief Compliance Officer or Director of Research

Please sign and return one copy to acknowledge receipt of this letter.

Employee Signature	Date

Print Employee Name

PENN Capital Management Company, Inc. Compliance Manual	24

Annual Holdings Form

(Per 204A-1)

The following form needs to be filled out by each PENN Capital employee on an annual basis.

            I do not have a brokerage account and will inform PENN Capital (in writing) if I start a brokerage account.

            I maintain a brokerage account at                                              . The account number is                                     . I currently hold the following assets in my brokerage account:

Type of Security	Symbol	Shares Held	Date Purchased
1)
2)
3)
4)
5)
6)
7)
8)
9)
10)
11)
12)
13)
14)
15)

(If you own more securities, please list on the back.)

I attest that duplicate confirmations, for any trades in the above account(s), will be sent to designated PENN personnel in accordance with SEC Rule 204A-1(2)

Employee Signature	Date

Print Employee Name

PENN Capital Management Company, Inc. Compliance Manual	25

SAMPLE REQUEST FORM for personal trade confirms from broker/dealers.

Note: This letter must be on PENN letter head.

Date

Address of Broker/Dealer

Re:	Name of PENN Access Person
Account #	Account number of PENN Access Person

Dear Sir/Madam

Please be advised that the above reference person has been identified as an Access Person of PENN Capital Management Co., Inc., an SEC Registered Investment Advisor, under the Investment Advisors Act of 1940. As per SEC Rule 204A-1, we request duplicate confirmations to be sent to us at the following address for all transactions:

PENN Capital Management Company, Inc.

Navy Yard Business Center

Three Crescent Drive, Suite 400

Philadelphia, PA 19112

Attention: Cathy Jones

If you have any questions, please contact me at (215) 302-1532. Thank you for your assistance in this mater.

Sincerely,

John G. Livewell Chief Compliance Officer

PENN Capital Management Company, Inc. Compliance Manual	26

Purchase or Sell Request Form

EMPLOYEE NAME:

STOCK NAME:	STOCK SYMBOL:

DATE:	BUY/SELL:

TIME:	# of SHARES:

APPROVED BY
PRICE:
EXECUTION DATE:
TRADER:
CONFIRMATION RECEIVED:
COMPLIANCE CHECKED BY
DATE:

PENN Capital Management Company, Inc. Compliance Manual	27

PERSONAL SECURITIES TRANSACTION REPORT

RETURN TO THE OFFICE MANAGER

NAME OF SECURITY	NUMBER OF SHARES OR AMOUNT	PURCHASE ( )	SALE ( )	OTHER ACQUISITION OR DISPOSITION	PRICE	EXECUTING BROKER	DATE OF TRANSACTION

The above is a complete statement of my personal securities for the ____________________ quarter ended                     . I understand the Code of Ethics and Personal Investing Policies are applicable to me and I affirm that to the best of my knowledge I have not violated any policies during this period.

Signature

Print Name

Date

PENN Capital Management Company, Inc. Compliance Manual	28

Chapter 8: Books and Record Policy

Introduction

Rule 204-2 under the Investment Advisers Act of 1940 requires investment advisers to make and keep true, accurate and current records that reflect the advisers’ business. Accordingly, PENN maintains a record management system that addresses:

1.	The types and form of records to retain,

2.	The retention period, and

3.	The record’s destruction.

Chapters within this Compliance Manual list records that should be maintained by PENN to comply with SEC rules or as a best practice. The Chief Compliance Officer shall take steps to cause such records to be created and maintained. In addition, the Chief Compliance Officer shall distinguish, mark or segregate those records specifically required to be maintained by Rule 204-2 under the Investment Advisers Act of 1940 (“Rule 204-2 Required Records”) from other records retained by PENN to the requirements of this manual, so that we may produce the Rule 204-2 Required Records in the required timely basis if so requested by an SEC or other examiner.

The Chief Compliance Officer shall oversee the maintenance and preservation of PENN’s books and records. The Chief Compliance Officer may maintain any Required Rule 204-2 Records and any other records of PENN:

1.	Hard copy;

2.	Micrographic media, including microfilm, microfiche, or any similar medium; or

3.	Electronic storage media, including any digital storage medium or system.

Electronic Storage of Records

If PENN stores records on an electronic system, it shall maintain such records in a manner that:

1.	Reasonably safeguards the records from loss, alteration or destruction;

2.	Limits the access to the records to properly authorized personnel and the SEC and other applicable regulators; and

3.	Permits reproduction of a non-electronic original record on electronic storage media in a complete, true and legible way when retrieved.

Rule 204-2 Required Records

PENN shall make and keep accurate and current the following general books and records relating to its investment advisory business:

1.	A journal or journals, including cash receipts and disbursements records, and any other records of original entry forming the basis of entries in a ledger (Rule 204-2(a)(1));

2.	General and auxiliary ledgers (or other comparable records) reflecting asset, liability, reserve, capital, income and expense accounts (Rule 204-2(a)(2));

PENN Capital Management Company, Inc. Compliance Manual	29

3.	A memorandum of each order (also called a “trade ticket”) given by PENN for the purchase or sale of any security, of any instruction received by PENN by the client concerning the purchase, sale, receipt or delivery of a particular security, and of any modification or cancellation of any such order or instruction for what must be set forth in the memorandum) (Rule 204-2(a)(3)). Such trade ticket shall include the following information, as set forth in the rule:

a.	Name of Broker Dealer;

b.	Terms and Conditions of order;

c.	Terms of modification or cancellation;

d.	Time of entry or cancelation;

e.	Execution price;

f.	Name or account number of clients for whom the order was placed;

g.	For bunched trades, the allocation amount or percent for each client, including all supporting documents necessary to provide an audit trail that would identify any modifications to such initial allocations;

h.	Name of person who recommended the transaction to the client and name of person who placed the order;

i.	Designate orders placed pursuant to discretionary authority.

4.	Check books, bank statements, cancelled checks and cash reconciliations of PENN (Rule 204-2(a)(4));

5.	Bills or statements (or copies thereof), paid or unpaid, relating to PENN’s business (Rule 204-2(a)(5));

6.	Trial balances, financial statements and internal audit working papers relating to PENN’s business (Rule 204-2(a)(6));

7.	Originals of the following written communications received and copies of all written communications sent by PENN relating to:

a.	Receipt, disbursement or delivery of funds or securities; and

b.	Placement or execution of securities orders (Rule 204-2(a)(7));

8.	A list or other record of all accounts in which PENN is vested with any discretionary power with respect to the funds, securities or transactions of any client (Rule 204- 2(a)(8));

9.	All powers of attorney and other evidences of the granting of any discretionary authority by any client to PENN, or copies thereof (Rule 204-2(a)(9));

10.	All written agreements (or copies thereof) entered into by PENN with any client or otherwise relating to the business of PENN (Rule 204-2(a)(10));

11.	A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that PENN circulates or distributes, directly or indirectly, to 10 or more persons (other than persons connected with PENN, and if such notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication recommends the purchase or sale of a specific security and does not state the reasons for such recommendation, a memorandum of PENN indicating the reasons therefore (Rule 204-2(a)(11));

PENN Capital Management Company, Inc. Compliance Manual	30

12.

a.	A copy of PENN’s code of ethics adopted and implemented pursuant to Rule 204A-1 that is in effect or at any time within the past five years was in effect;

1.	A record of any violation of the code of ethics and of any action taken as a result of the violation; and

2.	A record of all written acknowledgments as required by Rule 204A-1(a)(5) for each person who is currently, or within the past five years was, a supervised person of PENN;

13.

a.	A record of each report made by an access person as required by Rule 204A-1(b), including any information provided under paragraph (b)(3)(iii) of that rule in lieu of such reports;

1.	A record of the names of persons who are currently, or within the past five years were, access persons of the investment adviser;

2.	A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by access persons under Rule 204A-1(c) for at least five years after the end of the fiscal year in which the approval is granted; and

Note: PENN should note that it shall not be deemed to have violated the provisions of this section or paragraph (a)(13) of Rule 204-2 under the Investment Advisers Act of 1940 because of its failure to record securities transactions of any advisory representative if it establishes that it instituted adequate procedures and used reasonable diligence to obtain promptly reports of all transactions required to be recorded.

14.	A copy of each written statement (i.e., Part II of Form ADV or brochure) and each amendment or revision thereof, given or sent to any client or prospective client of PENN in accordance with the provisions of Rule 204-3 under the Investment Advisers Act of 1940, and a record of the dates that each written statement, and each amendment or revision thereof, was given or offered to be given, to any client or prospective client who subsequently becomes a client (Rule 204-2(a)(14));

15.	All written acknowledgements of receipt obtained from clients pursuant to Rule 206(4)-3 (the cash solicitation rule) and copies of the disclosure documents delivered to clients by solicitors pursuant to Rule 206(4)-3 (Rule 204-2(a)(15));

16.	All accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the investment adviser circulates or distributes, directly or indirectly, to 25 or more persons (other than persons connected with such investment adviser); provided, however, that, with respect to the performance of managed accounts, the retention of all account statements, if they reflect all debits, credits, and other transactions in a client’s account for the period of the statement, and all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts shall be deemed to satisfy the requirements of this paragraph. (Rule 204- 2(a)(16)); and

PENN Capital Management Company, Inc. Compliance Manual	31

17.

a.	A copy of PENN’s policies and procedures formulated pursuant to Rule206(4)- 7(a) under the Investment Advisers Act of 1940 that are in effect, or at any time within the past five years were in effect; and

b.	Any records documenting the investment adviser’s annual review of those policies and procedures conducted pursuant to Rule 206(4)-7(b) under the Investment Advisers Act of 1940.

Custody Related Records Rule 204-2(b)

If PENN has custody or possession of securities or funds of any client, PENN shall make and keep true, accurate and current the following custody books and records relating to its investment advisory business:

1.	A journal or other record showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for such accounts and all other debits and credits to such accounts. (Rule 204-2(b)(1));

2.	A separate ledger account for each such client showing all purchases, sales, receipts and deliveries of securities, the date and price of each purchase and sale, and all debits and credits (Rule 204-2(b)(2));

3.	Copies of confirmations of all transactions effected by or for the account of any such client (Rule 204-2(b)(3)); and

4.	A record for each security in which any such client has a position, which record shall show the name of each such client having any interest in such security, the amount or interest of each such client, and the location of each such security (Rule 204-2(b)(4)).

Investment Supervisory Related Records Rule 204-2(b)

If PENN renders any investment supervisory or management service to any client, it shall, with respect to the portfolio being supervised or managed and to the extent that the information is reasonably available to or obtainable by PENN, make and keep true, accurate and current:

1.	Records showing separately for each such client the securities purchased and sold, and the date, amount and price of each such purchase and sale (Rule 204-2(c)(1)(i)); and

2.	For each security in which any such client has a current position, information from which PENN can promptly furnish the name of each such client, and the current amount or interest of such client. (Rule 204-2(c)(1)(ii)).

Proxy Voting Related Records

If PENN exercises voting authority with respect to client securities, PENN shall, with respect to those clients, make and retain the following:

1.	Copies of all policies and procedures required by Rule 206(4)-6 (proxy voting rule);

2.	A copy of each proxy statement that PENN receives regarding client securities. PENN may satisfy this requirement by relying on a third party to make and retain, on PENN’s behalf, a copy of a proxy statement (provided that PENN has obtained an undertaking from the third party to provide a copy of the proxy statement promptly upon request) or may rely on obtaining a copy of a proxy statement from the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system;

PENN Capital Management Company, Inc. Compliance Manual	32

3.	A record of each vote cast by PENN on behalf of a client. PENN may satisfy this requirement by relying on a third party to make and retain, on PENN’s behalf, a record of the vote cast (provided that PENN has obtained an undertaking from the third party to provide a copy of the record promptly upon request);

4.	A copy of any document created by PENN that was material to making decision how to vote proxies on behalf of a client or that memorializes the basis for that decision; and

5.	A copy of each written client request for information on how PENN voted proxies on behalf of the client, and a copy of any written response by PENN to any (written or oral) client request for information on how PENN voted proxies on behalf of the requesting client (Rule 204-2(c)(2)).

Retention

PENN, at a minimum, shall retain the required books and records for the length of time proscribed by SEC regulations, and other applicable federal, state, and local laws. The Chief Compliance Officer is responsible for maintaining an inventory of stored files that includes the following:

1.	Document description

2.	Record year

3.	Date of destruction

4.	Other pertinent information

PENN Capital Management Company, Inc. Compliance Manual	33

Chapter 9: Investments in Registered Investment Co. Policy

Adopted Under Section 12(d)(1) of the Investment Company Act of 1940

PENN has adopted the following policy and procedure regarding investments in securities issued by registered investment company(s) as mandated by the Investment Company Act of 1940 Section 12(d)(1) – Limitations on acquisition by investment companies of securities of other specific business.

PENN as a registered investment advisor under the Investment Company Act of 1940, and adviser to multiple Limited Partnerships (Fund), PENN undertakes that no fund it manages or acts as General Partner of will invest more than five percent (5%) of its total assets in the securities of any one investment company and may not own more than three percent (3%) of the outstanding voting stock of any one investment company nor invest more than ten percent (10%) of its total assets in the securities of other investment companies.

The Funds may invest in money market funds pursuant to “cash sweep arrangements” solely in accordance with Rule 12d-1.

PENN Capital Management Company, Inc. Compliance Manual	34

Chapter 10: Trading Procedures

The following will serve as PENN’s trading procedures for stocks and high yield bonds:

Discretionary Equity & Bond Trade Tickets: Trade tickets are submitted by portfolio managers and analysts of the portfolio team. The ticket will serve as direction for the PENN trader to execute the trade. The following information is included on the trade ticket:

1.	Date & approximate time of trade

2.	Security name, cusip or symbol

3.	Transaction (buy or sell)

4.	Accounts that are involved

5.	Targeted weighting percentage

6.	Portfolio manager or analyst signature

7.	Trader signature

Order Management Systems: The trader will enter the trade parameters into PENN’s Order Management System (Moxy) to calculate the quantity of the security to be bought or sold. The Moxy trading system will calculate the allocation of shares for each account based on current market value of each portfolio involved in the trade. Other factors included in this calculation are availability of cash for each account as well as any portfolio restrictions that a client might have.

Order Placement Practice

Best Execution: The order will be given to a broker based on best price and execution. Definition of “Best Execution” is how a broker acts on completing a trade order by obtaining the best price and the efficiency the broker uses in expediting the order. Determining the broker that will use best execution will result in the most favorable net cost or proceeds to the client. The trader uses past experience, market statistics, and the quality of the services required for choosing the broker for best execution. The market for trading high yield bonds is very fragmented and is considered OTC, or negotiated market. As a practice we check available market makers in the particular security to be traded. We will consider best price and the ability of a broker execute the trade in a timely and efficient manner.

Best Execution Obligations: PENN, thru our monthly trading meeting, has implemented the policy of reviewing performance by broker-dealers executing trade transactions. Topics discussed include the price executions of securities for all trading relationships (Institutional, Wrap Accounts, and Model Programs). This involves checking all relationships are in-line for each security in the portfolio as well as comparing performance for each relationship. Also, the trading team will evaluate the “best” broker-dealer to use, based on past execution experience of each security. To this end the traders will present a spreadsheet at each meeting in which they have scored each broker for each trade performed. For each trade executed the broker is rated with an execution score of “good”, “fair” or “poor”. Included in the analysis of the execution score is the difficulty rating of each trade. These 2 factors help determine the overall broker score which is reviewed on a monthly basis. Examples of poor execution include driving the stock price in either direction on a fairly liquid

PENN Capital Management Company, Inc. Compliance Manual	35

security and taking an abnormally long time on a particular trade. The trading team will review the brokers’ performance and make future decisions regarding broker selection accordingly. Because the trader has a list of past transactions by security, PENN can repeatedly trade through a broker if he/she has demonstrated good execution on a particular security. Similarly, PENN will avoid trading with a broker if that broker has scored poorly on a particular security. For High Yield trading, a similar method is used to evaluate the performance of brokers, and liquidity of a bond issue contributes to the decision as well. In all cases, order flow is tracked and monitored to assure fair and even distribution of trades on a best execution basis.

Rotation of Trades between Institutional, Wrap, and Directed Accounts: The methodology Penn Capital Management utilizes to execute for its various sponsors is a 3 tier technique based on criteria such as stock liquidity, volatility, complexity, and trader experience. Using these measures Penn will choose the following 3 methods for execution of its orders:

•	Rotation order determined by a random number generator for each trading relationship

•	Step Out Trade – 1 broker dealer works entire order and steps out to all sponsors in trade for one average price.

•	Discretionary Rotation – Trader determines rotation that is most beneficial for overall execution of clients accounts

Before a stock is traded, a numeric value of 1 - 3 is assigned to the issue which is a scale of the overall difficulty of that stock.

1 - Less Difficult - Stock has sufficient daily volume, overall volatility is low, total order size is proportionally low to overall daily volume, small Bid -Ask spread.

2- Average Difficulty- average daily volume, average volatility, Bid –Ask spread is within constrains. Order size is within a reasonable standard of average daily volume.

3- Most Difficult – Stock has insufficient daily volume, Volatility is high, order size is proportionally greater than average daily volume, Bid -Ask spread is wider on average.

Using the above scale provides the trader with a tool to make a reasonable determination on how best to execute each order via Random Rotation, Step out trade, or discretionary rotation. For equities which fall within the #1 ranking are more likely to be traded on a random rotation basis. For equities that are within a #2 rank are orders that will most likely be stepped out or traded on a discretionary rotation basis to achieve best execution for all accounts. Equities that have a #3 rank will be traded on a step out basis to eliminate price disparity among sponsors. The methodology chosen initially is subject to change given that the market landscape is not always consistent from day to day as well as PENN may need flexibility to change methodologies in order to ensure certain account guideline restrictions are met on a daily basis such as cash insufficiencies or limitations.

Trade Blotter: PENN maintains a trade blotter which includes the date of trade, name of broker, security, number of shares or bonds, commission charged allocation and final price executed.

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Chapter 11: Cross Trading Policy and Procedures

(Investment Advisory Act)

PENN has implemented procedures to track cross trades with a quarterly review process. To accomplish this PENN has created a “cross trade form”. The cross trade form indicates that PENN will utilize the best bid indication available by a market maker in the security as the selling price.

The procedures below will enable PENN to provide liquidity, as well as the ability to execute a transaction, at a favorable and accurate price in an effort to benefit both the client selling and the client purchasing a particular security.

1.	In an effort to provide liquidity at the most fairly valued price, (especially for smaller accounts), PENN will cross bonds from one account to another.

2.	PENN will always utilize a broker.

3.	PENN will use the best bid indication available by a market maker in a security as the selling price.

4.	PENN will typically be required to pay 1/8 to 1/2 to the broker to cover ticket charges for this transaction. The purchase price will be the bid price plus the ticket charge. The ticket charge will usually depend on the quantity of bonds traded.

5.	PENN believes this practice benefits both the selling account and the buying account by providing liquidity to the seller and a fair price for the buyer since the spread for most high yield securities is at least 1 point if not higher.

6.	PENN will keep an excel spreadsheet detailing each transaction. This spreadsheet will include among other things: name of security, coupon, maturity, cusip, quantity, sale price, purchase price, date of trade, time of transaction, broker, client account, and reason for transaction.

7.	PENN will review and document quarterly.

PENN will continue to obtain and document as many independent quotes as possible when seeking fair pricing. However, given the illiquid nature of the high yield market and the infrequent trading of numerous securities, it is not possible to obtain three independent and fair quotes for every security. In some instances, non-market-makers quote prices for certain securities at 20 to 30 points different than the market-maker. In addition, brokers that do not trade certain securities frequently tend to have much greater bid-ask spreads. Using quotes from brokers that do not trade a particular security impairs the process of seeking a fair execution price. Many securities are traded by just one or two sell side firms. In these cases, PENN will not be able to document three independent quotes.

Cross transactions where discretion exists on both sides of the transactions are prohibited transactions under ERISA. Consequently, PENN will not engage in cross transactions between ERISA accounts and other accounts managed by PENN.

The following steps are implemented to ensure that the Cross Trading Policy is followed together with the proper and timely documentation once a Cross Trade is initiated.

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1.	Portfolio Manager/Analyst will set up the trade in Moxy and gather the following documents:

a.	Cross Trade Sheet

b.	Bloomberg print out – description and brokers’ price quote

c.	Allocate positions in Moxy

2.	Compliance to review all proper documentations and accounts listed in the “cross trade sheet”, and update the Cross Trade List spreadsheet.

3.	Portfolio Manager/Analyst will get the approval to execute the cross trade.

4.	Compliance Department will make a final review of the trade and take possession of all the cross trade documents.

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Cross Trade Sheet

Date of Cross Trade:

Name of Security:

Par Amount:	_________________

CUSIP:	_________________

Quote 1:		Broker:
Supporting Proof:	___Printable Bloomberg		___PENN Pricing Verification Sheet

Quote 2:		Broker:
Supporting Proof:	___Printable Bloomberg		___PENN Pricing Verification Sheet

Quote 2 Not Available

Quote 3:

Broker:

Supporting Proof	___Printable Bloomberg		___PENN Pricing Verification Sheet
Quote 3 Not Available

Name of Account Selling:

Name of Account Buying:

Reason for Cross Trade:

_________________ Liquidating Account

_________________ Needed to Raise Cash

_________________ Was Overweight Due to Withdrawal of Funds

_________________ No Longer Appropriate for Account Style

Portfolio Manager/Analyst _________________________________ Date:

Compliance: ____________________________________________ Date:

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Chapter 12: Agency Cross Transaction Policy

(Investment Company Act – Mutual Funds)

Rule 17a-7 provides one exception to this prohibition by permitting a portfolio to buy or sell securities from another portfolio or an account managed by PENN. Under this rule:

1.	Each transaction shall involve no consideration other than cash payment against prompt delivery of a security for which market quotations are readily available;

2.	Each transaction shall be effected at the independent current market price of the security determined as follows:

a.	Securities that are listed on a securities exchange are valued at the last quoted sales price at the time the valuation is made. Price information on listed securities is taken from the exchange where the security is primarily traded by the Funds. Securities that are listed on an exchange and which are not traded on the valuation date are valued at the last quoted bid price.

b.	The average of the highest current independent bid and lowest independent offer determined on the basis of at least three quotes, when available;

c.	Each transaction shall be consistent with the policy of each portfolio participating in the transaction.

d.	No transaction shall involve the payment of a brokerage commission, fee (except for customary transfer fees) or other remuneration;

e.	A written record of each transaction engaged in on behalf of such Portfolio under these procedures setting forth a description of the security purchased or sold, the identity of the person on the other side of the transaction, and the terms of the purchase or sale transaction.

f.	The Compliance Committee shall determine no less frequently than quarterly that all purchase or sale made under these procedures during the preceding quarter were effected in compliance with such procedures;

Cross transactions where discretion exists on both sides of the transactions are prohibited transactions under ERISA. Consequently, PENN will not engage in cross transactions between ERISA accounts and other accounts managed by PENN. Thus, Rule 17a-7 transactions cannot be effected when the other side of the transactions includes an ERISA account managed by PENN.

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PENN will determine equity clients’ eligibility for IPO allocations with the exception of wrap clients. It is not possible to offer shares of new issuance to wrap clients because they must be purchased through the wrap desks. PENN will send written communication to each client and add appropriate documentation related to IPO eligibility to each client’s file. This information will be disseminated to the traders as soon as it is received. The eligible clients will immediately become part of our rotation.

1.	Accounts must have cash and/or margin available to buy the new issue.

2.	Ticket charges and custodian fees will be taken into consideration on small allocations.

3.	Accounts will be placed in a rotation.

4.	Allocation procedure per equity strategy will follow the following process:

Micro-cap accounts will receive the first allocation of IPO shares if the market cap of the security at issuance is below $500mm. If the IPO represents more than 5% of the eligible Micro-cap accounts, the small cap accounts will be eligible for additional shares. In the case we choose to hold the security as an investment longer than 1 week and also own the security in our small cap style, all eligible small cap accounts will participate on a pro rata basis.

Small cap accounts will receive allocations for shares with market cap between $500mm and $1 billion. If the IPO represents more than 5% of the eligible small cap accounts, the small-mid accounts will be eligible for additional shares. In the case we choose to hold the security as an investment longer than 1 week and we choose to own the stock in our small mid cap style, all eligible small-mid cap accounts will participate on a pro rata basis.

Small to Mid-cap accounts will receive allocations for shares with a market cap between $1bn and $2bn. If the IPO represents more than 5% of the eligible small-mid accounts, the mid accounts will be eligible for additional shares. . In the case we choose to hold the security as an investment longer than 1 week and we choose to own the stock in our small cap style and/or mid cap style, all eligible Small and Mid-cap accounts will participate on a pro rata basis.

MID cap accounts will receive allocations for shares with a market cap greater than $2bn. If the IPO represents more than 5% of the eligible mid cap accounts, the small-mid accounts will be eligible for the additional shares. . In the case we choose to hold the security as an investment longer than 1 week and we choose to own the stock in our small mid cap style and/or small cap style, all eligible small and small-mid cap accounts will participate on a pro rata basis.

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5.	Portfolio accounts owned by Executive Officers or Directors of public companies or accounts beneficially owned in whole or principal part by their immediate family members will be prohibited from participating in “Hot Issue IPOs.”

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Chapter 14: Trade Error Procedures

The following will serve as PENN trade error procedures for stocks and high yield bonds:

When PENN recognizes a trading error, the trader will immediately attempt to reverse the trade. If the trade is unable to be reversed and losses are incurred due to the error, PENN will reimburse the affected client fully including any loss of interest. If a gain is incurred due to the error, the client will receive the full benefit. A trade error log will be maintained as record for all losses and gains. The Trader will forward a write-up to the Chief Compliance Officer describing the occurrence of the trading error and the steps implemented in avoidance of incurring the error in the future.

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Chapter 15: Soft Dollar Policy

Soft Dollar Arrangements: Section 28(e) of the Securities Exchange Act of 1934 provides a safe harbor from breaches of fiduciary duty under Section 206 of the Investments Advisers Act of 1940 for investment advisors who execute client transactions through broker/dealers at higher commission rates than otherwise are obtainable, in return for brokerage and research services. A product or service serves a research function if it “provides lawful and appropriate assistance to the money manager’s investment decision-making process.”

General Rule: In selecting brokers or dealers to execute particular transactions and in evaluating the best net price and execution available, PENN considers the “brokerage and research services”, provided to PENN, so long as these services are “provided” by the broker-dealer, and PENN determines in good faith that the commission is reasonable relative to the total value of services rendered. The higher commissions paid in these circumstances is referred as “soft dollars.”

Definition of “Research Services” includes:

1.	Furnishing advice, either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchases or sellers of securities.

2.	Furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts.

3.	In addition, research services effect securities transactions and performing functions incidental thereto (such as clearance, settlement and custody) or required in connection therewith by rules of the SEC or a self-regulatory organization.

When interpreting this definition, the SEC considers as research any product or service that provides lawful and appropriate assistance to the money manager in the performance of its investment decision-making responsibilities.

Allocating Non-Research Benefits: When a product or service provides both research and non-research benefits, PENN must make a good faith, reasonable allocation of the cost of the product according to its use. In order to establish the requisite good faith showing, PENN maintains adequate books and records concerning such allocations.

Third Party Research: “Research Services” include research that is not produced in-house by the broker receiving the soft dollars, even if the third party research is not provided to the fiduciary through the broker. However, the broker is not providing research when it merely pays for obligations incurred by the money manager to the third party.

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Chapter 16: Brokerage Allocation Policy

PENN has a fiduciary responsibility to act in the best interests of their clients and to seek the most favorable execution terms reasonably available given the specific circumstances of each trade. It is the goal of brokerage execution policy to seek to maximize the value of each client’s portfolio within that client’s investment objectives and constraints.

PENN places and executes trades for the purchase and sale of securities for clients through a centralized trading desk. Traders have wide latitude to choose brokers to be used for each purchase or sale. Brokers are selected on a trade by trade basis based on their expected ability to provide best execution. As part of this process, PENN traders evaluate a variety of factors to determine the broker dealer that might be most effective in executing the order. The execution analysis is based on a number of factors including the following: the price paid or received for a security, the commission charged, the promptness and reliability of execution, the confidentiality and placement accorded the order, and other factors affecting the overall benefit obtained. PENN also considers capital commitments made by brokers to facilitate a trade along with the research services provided by brokers and attempts to allocate a portion of the brokerage business of its clients on the basis of those considerations.

PENN aggregates or “blocks” trades where possible. In some circumstances, when trades are combined for accounts, a “step-out transaction” may be utilized where clearance and settlement functions, as well as a portion of the commission may be allocated to a broker-dealer other than the executing broker-dealer. Step-out transactions maybe utilized to satisfy client direction. Not all clients that are part of a step-out transaction may derive a benefit from the portion of the trade being stepped out.

In most circumstances, unless otherwise specified and agreed to by clients, brokers are paid based on PENN’s negotiated commission rate schedule. Certain trades may be executed at lower than average rates. On occasion, PENN may receive a client referral from a broker-dealer that PENN utilizes to execute clients’ securities transactions. PENN may utilize such broker-dealer subject to PENN’s duty to seek best execution on clients’ transactions. PENN does not direct commissions to compensate for referrals.

Under certain circumstances and where permitted PENN may utilize a broker or a crossing network to cross securities from one client account to another at the current market price. Such cross transactions are most likely to occur when one account has a deposit and another has a withdrawal. PENN does not cross trades without a broker or crossing network. PENN does not have an affiliated broker and does not execute principal trades with client accounts.

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PENN always attempts to obtain several quotes for securities that are not priced or inaccurately priced by third party sources. PENN’s Portfolio team will obtain as many independent quotes as possible when seeking fair pricing. Documenting and maintaining backup for the prices obtained from the “street” is the norm for each price that is changed. If a price is not available in writing from a broker, a member of the portfolio team will fill out a pricing verification form. Some securities are infrequently traded and are not priced by the “Street” and our vendor Interactive Data Corporation (IDC). If there is a need to value a security, PENN will provide a detailed explanation of the procedures followed in valuing the securities. The pricing explanation will be documented in our proprietary database.

Pricing Procedures

1.	PENN’s back office downloads prices via IDC and Bloomberg directly into Advent APX on a daily basis for equities and weekly for High Yield bonds.

2.	IDC does not price all High Yield bonds and some prices may not reflect true High Yield market prices. PENN’s will use High Yield broker quotes and may obtain various market maker markets to obtain accurate prices.

3.	If IDC pricing is not available or if a price is changed, based on the portfolio team’s analysis, a printed Bloomberg message or an e-mail from the broker providing the new price is presented as proof of pricing. Quotes will be sought from several different brokers. The portfolio team will use the quote that best reflects the true price where a transaction would occur. Ultimately, PENN will use the mean of the bid/ask.

4.	If a price change is given verbally or if the Bloomberg screen is non-printable, a Portfolio team member must fill out and sign “A Pricing Verification Sheet”. This serves as proof for the new price to be entered in PENN systems.

5.	If the portfolio team cannot obtain an independent quote, a portfolio team member will write a memo that explains how a security was valued.

6.	Once prices are received, the Portfolio team is responsible for verification.

7.	All pricing updates are entered into the system. All pricing documentation is sent to the Portfolio and Compliance teams for final approval.

8.	Portfolio and Compliance teams will evidence their approval with their signature on the pricing documentation.

Pricing Schedule

1.	PENN prices equity portfolios daily and fixed income portfolios on a weekly basis.

2.	The prices are downloaded via Interactive Data Corporation and Bloomberg.

3.	In cases of extraordinary circumstances and/or market events, where the financial markets are closed, valuation of holdings will reflect the last price received from pricing vendors until the financial markets reopens for trading.

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Pricing Verification Sheet

I have verified that the price quoted for the Bond listed below is accurate

Name of Bond Issuer:	___________________

Rate	___________________

Maturity Date:

CUSIP#:

___________________

Broker or Pricing Source:

Contact Name & Number:	_____________________________________________________

Date of Price:	_____________________________________________________

Price:	_____________________________________________________

How was this price obtained (please select one of the following options listed below)

__	Verbal

__	Non-printable Screen

Signature: Title:

Date:

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PENN has established adequate procedures and have been implemented to ensure that client accounts are invested properly and immediately upon receiving them. PENN also has developed procedures to double check that all accounts are invested in the intended style and model. The procedures are as follows:

Client Reconciliation Policy of Separate Managed Accounts

PENN compares and matches all positions and verifies all cash transactions using Advent reports against custodian statements. PENN completes a bank reconcilement for all separately managed accounts on a monthly basis.

Client Reconciliation of Limited Partnership Funds

The accounting department is responsible for the cash movement and custodian reconciliation for the family of PENN’s twelve Limited Partnerships. PENN is a General Partner in all the partnerships. The custodian reconciliations are performed by the staff accountants and reviewed by the accounting manager. Related entries are inserted into APX and Peachtree including accrual entries made by JD Clark & Associates effective on 1/1/09.

Prior to 1/1/09, Cogent Management Company, an independent CPA firm, performed the accounting and partner allocations for limited partnerships.

As of 1/1/09, JD Clark & Associates performs the accounting and partner allocations for limited partnerships. This accounting firm also confirms the limited partnership custodian reconciliations.

Client Reconciliation Policy of Wrap Accounts

a.	Reconciliation of wrap accounts are done on a monthly basis by matching the equity and cash value based in APX or other proprietary account system (Oppenheimer, Lockwood, Smith Barney, Bear Stearns, Brinker Capital and UBS Financial Services) against the monthly client statements provided by the custodian.

b.	Initial investment policy of wrap accounts

i.	When PENN is notified of an incoming account, the trader sends an email notification to the trading desk and client services department detailing the value, broker and make-up of the account along with any trade restrictions per the client’s request. Our administrative assistant sets up the account in APX with the account number and initial value and alerts the traders that the new account is entered in the accounting system.

ii.	The trader runs an appraisal report in APX to match the cash balance of the account with the new account notification report that is faxed to PENN. This verifies that the account’s cash balance was entered correctly into the system.

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iii.	When PENN receives accounts that are funded in cash and securities, each security held by the client is entered into APX with its current price along with any cash held. The trader runs and prints an appraisal verifying each security set up in the account by matching it against the securities list that is faxed to PENN along with the new account notification. The market value is reviewed and checked to verify that every security is in the system. The traders must both review the holdings of the new account and, if satisfied, will sign-off on the ‘New Account Verification” sheet. Once this is established, the account is ready to be invested.

iv.	Accounts that trade on proprietary systems are already set up once the account is ready for trading. The trader will receive a “Ready to Trade Notification” via fax or email that states the current market value of the account in cash and equity. This is compared to the account in each proprietary system to verify accuracy. Once this is completed, the account is traded to the specifications of the PENN Portfolio based on an updated model.

c.	Cash balances are checked on a daily basis for all wrap accounts. This ensures that all accounts are in-line and consistent with the daily activity of the portfolio.

d.	Accounts that are traded through the Moxy system are checked weekly to verify that all accounts are correctly listed in the right trading group.

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Chapter 19: Proxy Voting Policy

Introduction

PENN has adopted and implemented policies and procedures that are reasonably designed to ensure that proxies are voted in the best economic interests of its clients.

This policy sets forth the guidelines that PENN uses in voting specific proposals presented by the boards of directors or shareholders of companies whose securities are held in client portfolios.

How Adviser Votes Proxies

For clients that give us authority to vote proxies, we have the ability to tailor voting. We vote proxies based on a client’s instruction or a client’s legal structure, such as an ERISA pension plan. Absent legal structure considerations or specific instructions, clients’ proxies are voted in accordance with what we believe is in the best interest of the shareholders, in consultation with our proxy research provider, as described below. Additionally, some clients contractually reserve the right to vote their own proxies or contractually direct us to vote their proxies in a certain manner.

We utilize the services of the research firm of Glass Lewis & Co. (“Glass Lewis”) to provide proxy research and voting recommendations. Recommendations are based on objective analysis. PENN reserves the right to vote against Glass Lewis recommendations in the event that PENN determines that it is in the client’s best interest.

We utilize the services of the Proxy Edge automated voting system provided by Broadridge to electronically vote ballots as recommended by Glass Lewis. Broadridge notifies PENN in advance of the board meetings, provides the appropriate proxies to be voted, and maintains records of proxy statements received and votes cast.

Proxy Voting Guidelines

The following Glass Lewis guidelines have been adopted by PENN to objectively evaluate proxy votes that are in the best interest of our clients:

1.	Board of Directors: The election of directors and an independent board is essential to ethical and effective corporate governance. Directors are expected to be competent individuals and they should be accountable and responsive to shareholders. Adviser supports an independent board of directors, and prefers that key committees such as audit, nominating, and compensation committees be comprised of independent directors. Adviser generally votes against management efforts to classify a board and generally supports proposals to declassify the board of directors. Adviser considers withholding votes from directors with an unsatisfactory attendance record. While generally in favor of separating Chairman and CEO positions, Adviser will review this issue on a case-by-case basis, considering other factors, including the company’s corporate governance guidelines and performance. Adviser evaluates proposals to restore or provide for cumulative voting on a case-by-case basis and considers such factors as corporate governance provisions as well as relative performance.

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2.	Ratification of Auditors: In light of several high profile accounting scandals, Glass Lewis closely scrutinizes the role and performance of auditors. On a case-by-case basis, Glass Lewis examines proposals relating to non-audit relationships and non-audit fees. Glass Lewis considers, on a case-by-case basis, proposals to rotate auditors, and votes against the ratification of auditors when there is clear and compelling evidence of accounting irregularities or negligence attributable to the auditors.

3.	Management & Director Compensation: A company’s equity-based compensation plan should align with the shareholders’ long-term interests. Glass Lewis evaluates plans on a case-by-case basis by considering several factors to determine whether the plan is fair and reasonable. Adviser generally opposes plans that have the potential to be excessively dilutive. The Adviser generally supports employee stock option plans. Severance compensation arrangements are reviewed on a case-by-case basis, although Adviser generally opposes “golden parachutes” that are considered excessive. Adviser normally supports proposals that require a percentage of directors’ compensation be in the form of common stock, as it aligns their interests with those of the shareholders. Adviser reviews on a case-by-case basis any shareholder proposals to adopt policies on expensing stock option plans, and continues to closely monitor any future developments in this area.

4.	Anti-Takeover Mechanisms and Related Issues: Adviser generally opposes anti-takeover measures since they tend to reduce shareholder rights. However, as with all proxy issues, Glass Lewis conducts an independent review of each anti-takeover proposal. Occasionally, Adviser may vote with management when the research analyst has concluded that the proposal is not onerous and would not harm Advisory Clients’ interests as stockholders. Adviser generally supports proposals that require shareholder rights plans (“poison pills”) to be subject to a shareholder vote. Adviser evaluates shareholder rights’ plans on a case-by-case basis to determine whether they warrant support. Adviser generally votes against any proposal to issue stock that has unequal or subordinate voting rights. Additionally, Adviser generally opposes any supermajority voting requirements as well as the payment of “greenmail.” Adviser usually supports “fair price” provisions and confidential voting.

5.	Changes to Capital Structure: Adviser realizes that a company’s financing decisions significantly impact its shareholders, particularly when they involve the issuance of additional shares of common or preferred stock or the assumption of additional debt. Glass Lewis will carefully review, on a case-by-case basis, proposals by companies to increase authorized shares and the purpose for the increase. Adviser generally votes against dual-class capital structures to increase the number of authorized shares where that class of stock would have superior voting rights. Adviser generally votes in favor of the issuance of preferred stock in cases where the company specifies the voting, dividend, conversion and other rights of such stock and the terms of the preferred stock issuance are deemed reasonable. Glass Lewis reviews proposals seeking preemptive rights on a case-by-case basis.

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6.	Social and Corporate Policy Issues: As a fiduciary, Adviser is primarily concerned about the financial interests of its Advisory Clients. Adviser generally gives management discretion with regard to social, environmental and ethical issues, although Adviser may vote in favor of those issues that are believed to have significant economic benefits or implications.

Responsibility and Oversight

PENN has established a Proxy Voting Committee, which is responsible for the review and approval of the firm’s written Proxy Policy procedures and guidelines. The firm’s Chief Compliance Officer monitors regulatory developments with respect to proxy voting and works with the Proxy Voting Committee to develop policies that implement those requirements. Daily administration of the proxy voting process is the responsibility of the Portfolio Accounting department.

Conflicts of Interest

Conflicts of interest will be resolved in favor of the clients’ interests. The Chief Compliance Officer is responsible for identifying potential conflicts of interest in the proxy voting process. Examples of potential conflicts of interest include:

1.	Adviser or principals have a business or personal relationship with participants in a proxy contest, corporate directories or candidates for directorships;

2.	The adviser or principals have a material business relationship with a proponent of a proxy proposal and this business relationship may influence how the proxy vote is cast.

When a potential conflict of interest exists, PENN will obtain client consent before voting. PENN will provide the client with sufficient information regarding the shareholder vote and the adviser’s potential conflict, so the client can make an informed decision whether to consent.

If you need further information, please direct your written requests to:

Director of Client Services

PENN Capital Management Company, Inc.

Navy Yard Business Center

Three Crescent Drive, Suite 400

Philadelphia, PA 19112

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Chapter 20: Composite Construction Policies & Procedures

All fee paying discretionary portfolios will be included in at least one composite defined according to similar strategy or investment philosophy.

An account must be managed one full calendar quarter before inclusion into the composite. Accounts opened within three business days into a quarter will be included in the composite after that quarter end date.

Terminated accounts are removed from the composite after the end of the last fully managed calendar quarter.

Accounts that change their investment style/objective will be removed from the composite following the last full quarter of being managed in the original philosophy. The account will be placed into the new composite after the first full calendar quarter managed under the new investment style.

All accounts accepted by PENN are fully discretionary. PENN defines a fully discretionary account as PENN having sole discretion with respect to purchases and sales within the stated guidelines.

New accounts will be opened after receipt of a completed contract. The client service department will complete a new account form. The form will list all pertinent account information including contact information and Tax ID for the account, investment style, custodian and consultant (if any). The following information will also be provided:

Composite – the style will be listed in the contract. The primary composites managed and the composite account minimums are as follows:

Composite	Account Minimum	Benchmark
Small Cap Opportunistic Equity	$1 million	Russell 2000
Defensive High Yield Fixed Income	$1 million	ML HY Cash Pay Cnstrd
Opportunistic High Yield Fixed Inc.	$1 million	ML HY Master II Cnstrd
Capital Structure Opportunities	$250,000	S&P 500/Lipper HY
Distressed Total Return	$100,000	ML US HY Distressed
Small to MidCap Equity	$500,000	Russell 2500
MidCap Equity	$1 million	Russell MidCap
MicroCap Equity	$100,000	Russell MicroCap
Diversified MicroCap Equity	$1 million	Russell MicroCap

Accounts with market values falling below the appropriate minimums for more than six months, not due to market conditions, will be removed from the Composite at the end of the last full month. Any type of restrictions must be reported on the new account form. Each style has their own guidelines for issue weighting, sector weighting and cash positions.

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Chapter 21: Performance Returns Policies & Procedures

Performance Calculation:

1.	Performance results are time weighted rates of return net of commissions and transaction costs using the modified Dietz method and adherence to the requirements of the GIPS standards.

2.	Total return, including realized and unrealized gains plus income is used when calculating performance. Accrual accounting is used for fixed income and equity (as of the ex-dividend) securities. Accrued income is included in the market value calculation of the denominator and the numerator.

3.	Composite returns are asset weighted using beginning-of-period weightings. Returns from cash and cash equivalents held in the portfolio are included in the return calculations. Cash and cash equivalents are included in the portfolio amount (total assets) on which return is calculated.

4.	For the periods that leverage accounts were included in the composite, return results were calculated on both an actual basis and an “all cash” basis.

5.	All performance documentation is maintained by PENN.

6.	After-Tax returns ARE NOT calculated by PENN.

7.	PENN values all portfolios on a monthly basis. Trade date accounting is used when calculating performance.

8.	Monthly composite returns are calculated by weighting all assets in the composite by its beginning market value as a percent of the total composite beginning market value. Quarterly composite returns are calculated by linking the monthly composite returns through compounded multiplication. Annual composite returns are calculated by linking the quarterly composite returns through compounded multiplication.

9.	PENN will invest in securities that are not included in the benchmark. Note:

For further information please refer to Chapter 16: Pricing Policy and Procedures.

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Chapter 22: Investment Performance Presentation Policy

All performance data advertisements must be approved by the Compliance Officer prior to use.

Advertisements

Performance data used in advertising reflect the deduction of advisory and other fees. The advertisement can be presented with both gross and net-of-fee performance information.

1.	The performance advertisement discloses the effect of material market or economic conditions on the results portrayed, and the effect of re-investment of dividends and earnings.

2.	The advertisement will not make claims about potential profits without disclosing the possibility of loss, or compare results to any securities index without disclosing all material facts relevant to the comparison.

3.	The advertisement also must disclose any material conditions, objectives or investment strategies used to obtain the results, or any differences in the present investment strategies or services from those present during the time period the model results were calculated.

4.	If model accounts are used to calculate performance, the advertisement will disclose:

a.	the limitations of model results may not represent actual trading;

b.	that model results relate to a type of advisory service that the adviser no longer offers;

c.	that model results differ materially from those achieved on behalf of actual clients;

d.	that the results portrayed relate only to a certain group of clients the basis on which the selection was made, and the effects on the results portrayed. (SEC – Clover Capital)

e.	When comparing performance results to an index, all material facts relevant to the comparison will be disclosed. Material facts include market price volatility, type of securities invested in, investment objectives and diversification.

Client Lists

Client lists used in an advertisement must meet the following conditions:

1.	Performance based criteria is not used to determine which clients are included on the list

2.	The list will have a disclaimer stating that clients neither approve nor disapprove of the adviser or its services

3.	Each client list will disclose the objective criteria in determining which clients to include on the list.

4.	Each client list will not disclose the name of high net worth individuals

5.	Each client list will not disclose the name of an account that has requested anonymity

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Requests for Proposals

RFP’s and consultant questionnaires are not considered advertisements for purposes of the GIPS Advertising Guidelines and will be treated as one-on-one presentations. If PENN states that the information provided adheres to the requirements of the GIPS standards, a fully compliant presentation must be attached to the questionnaire or RFP.

“One on One” Presentations

Gross performance data calculated in accordance with the GIPS Performance Presentation Standards can be provided in a “one-on-one” presentation where the individual client has the opportunity to discuss the data in further detail with the adviser, and that performance data need not include the deductions for custody fees. Disclosures (listed below) must be used in back of book including the following statement:

PENN has prepared and presented this report in compliance with the Performance Presentation Standards of the Global Investment Performance Standards (GIPS®). The CFA Institute has not been involved in the preparation or review of this report.

High Net Worth Individual Presentations

Net of fee performance calculated in accordance with the GIPS Performance Presentation Standards must be used. Disclosures (listed below) must be used in back of book including the following statement:

PENN has prepared and presented this report in compliance with the Performance Presentation Standards of the CFA Institute, the U.S. and Canadian version of the Global Investment Performance Standards (GIPS®). The CFA Institute has not been involved in the preparation or review of this report.

Website

PENN’s quarterly website update will state that the Gross and Net performance calculation are in accordance with the GIPS Performance Presentation Standards and includes the following disclosures:

1.	PENN’s definition

2.	Composite/Strategy brief description

3.	If non-fee paying portfolios are included in the composite, and if so, the percentage of non-fee-paying portfolios represented in the composite for the most recent period displayed.

4.	The use and extent of leverage

5.	The currency used to express performance, the dollar amount of assets represented by the composite, and the percentage of the firm’s total assets that the composite represents as of the end of the period for the most recent period displayed.

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6.	Non-website advertisements: The following statement must be included: To receive a complete list and description of PENN’s composites and/or a presentation that adheres to the GIPS standards, contact:

Director of Client Services

PENN Capital Management Company, Inc.

Navy Yard Business Center

Three Crescent Drive, Suite 400

Philadelphia, PA 19112

Phone #: (215) 302-1500

Email: cnoyes@penncapital.com

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Chapter 23: Performance Reporting Error Correction Policy

Purpose

The purpose of this Investment Performance Reporting Error Correction Policy is to ensure consistency and accuracy of reported rates of return (performance) by providing guidance in handling all types of error in presentation of investment performance. This Error Correction Policy addresses conditions where errors are discovered and the procedures for documenting and correcting errors.

Scope

This policy applies to all types of errors in reporting of actual investment performance and benchmark presentations for separately managed accounts, composites, mutual funds, limited partnerships, third party advisory programs (wrap) and asset class. The scope is defined as:

1.	How such restatement should be documented

2.	Timing and disclosure of the investment’s rate of return

Determination that a published benchmark(s) deemed no longer appropriate for any given investment style(s) is not construed as an “error” for the purpose of this policy.

The Executive Committee will make the final decision whether or not a proposed restatement and republication should be undertaken in cases where a benchmark is replaced for reasons other than an actual error.

Types of Errors in Investment Performance Presentation

Investment return presentation errors that must be corrected and will result in restatement and notifications to parties using the information in their decision-making include, but are not restricted to the following:

1.	Reconciliation error – differences between PENN’s records and custodian’s data can result in the miscalculation of a rate of return. Errors can be caused by:

a.	Missed trades

b.	Trades processed against the wrong account(s)

c.	Timing in recording of trades

d.	Missed cash flows – contributions/withdrawals

e.	Timing in recording of interest/dividends payments

2.	Calculation error – can be construed as software error or inaccuracies of numerical error.

3.	Valuation error – pricing problem especially for thinly traded names.

4.	Other types of errors- can include incorrect allocation of portfolios to specific composite; incorrect presentation of index returns; misstated composite assets; other presentation statistics and disclosures, and human error.

Although this guidance is targeted to calculation error, the concept provided is applied to all types of investment performance returns.

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Definitions

Restatement shall be defined as the correction of data presented in monthly and quarterly investment performance reports, accompanied by a detailed footnote, explaining:

1.	The date

2.	Reasons for

3.	Impact of the change

Reporting of errors is defined as making best effort of communicating the corrected investment performance numbers to existing and prospective clients who may have relied upon the incorrect information. A disclosure, including the date, reasons and impact of the change will be provided in an attempt to ensure that relevant parties are informed and fully understand the change(s) made.

Materiality – quantitative and qualitative

1.	Quantitative in terms of the size and impact of an error will vary for different types of accounts and assets (i.e. equities, high yield, and fixed income)

2.	Qualitative significance of the information to the investment performance report taken as a whole. Consideration of “qualitative materiality” of an investment performance reporting error may include but not limited to the following:

a.	Does the error concern a component (asset class or other portion of the business) that has been identified as having a significant impact in operation?

b.	Does the error have the effect of increasing management compensation?

c.	Does the error affect compliance with investment policy guidelines, regulatory or other contractual requirements?

d.	Does the error change a loss into income or vice versa?

e.	Does the error hide a failure to meet goals or expectations?

f.	If the misstatement arises from an estimate, what degree of imprecision is inherent in the estimate?

g.	Does the error involve concealment of unlawful transactions?

Error Correction Process

PENN will strive to create unambiguous, simple steps to correct and document material errors and disseminate the corrected investment performance returns to all interested parties. We will report the error immediately to the Marketing personnel, Chief Compliance Officer and Portfolio Managers. It should include the impact of the material error.

1.	Marketing personnel, Chief Compliance Officer and Portfolio Managers will determine the question of the materiality after receiving the recalculated performance numbers and all other relevant facts and circumstances.

2.	Documentation of the original investment performance figure, corrected rate of return and action taken.

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3.	The performance staff must disclose the date, reason and the impact of any changes. Attempt to ensure that relevant recipients who may have relied on the incorrect investment performance numbers are notified and fully understand the correction.

4.	When an error as described above is discovered in the presentation of the investment performance for an individual portfolio or composite, the data will be restated and communicated as soon as possible to all parties who may have relied upon the incorrect information for their decision making, unless all of the following applies:

5.	Correction will have little or no impact on previously reported numbers based on both quantitative measures and qualitative facts and circumstances.

6.	Risk statistics derived from the investment performance returns will not be materially impacted.

7.	Benchmark change – the staff will provide written disclosure to all relevant parties describing the current benchmark and reason why the old benchmark no longer applies to the investment style and its performance return.

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Chapter 24: E-mail Policy and Retention

The purpose of this policy is to ensure the proper use of PENN’s email system and make users aware of what PENN deems as acceptable and unacceptable use of its email system. PENN reserves the right to amend this policy at its discretion. In case of amendments, users will be informed appropriately.

LEGAL RISKS

Email is a business communication tool and users are obliged to use this tool in a responsible, effective and lawful manner. Although by its nature email seems to be less formal than other written communication, the same laws apply. Therefore, it is important that users are aware of the legal risks of e-mail.

PENN and employees can be held liable:

1.	If you send emails with any libelous, defamatory, offensive, racist or obscene remarks.

2.	If you forward emails with any libelous, defamatory, offensive, racist or obscene remarks.

3.	If you unlawfully forward confidential information.

4.	If you send an attachment that contains a virus.

By following the guidelines in this policy, the email user can minimize the legal risks involved in the use of e-mail. The user is held to be fully responsible and liable if they disregard the rules set out in this Email Policy. PENN will disassociate itself from the user as far as legally possible.

Best practices

PENN considers email as an important means of communication and recognizes the importance of proper email content and speedy replies in conveying a professional image and delivering good customer service. Therefore, PENN encourages users to adhere to the following guidelines:

Writing emails

1.	Write well-structured emails and use short, descriptive subjects.

2.	PENN’s email style can be informal. This means that sentences can be short and to the point. You can start your e-mail with ‘Hi’, or ‘Dear’, and the name of the person. Messages can be ended with ‘Best Regards’. The use of Internet abbreviations and characters such as smileys however, is not encouraged.

3.	Signatures must include your name, job title and company name.

4.	Use the spell checker before you send out an email.

5.	Only send emails of which the content could be displayed on a public notice board. If they cannot be displayed publicly in their current state, consider rephrasing the email, using other means of communication, or protecting information by using a password (see the Confidential Information section of this policy).

6.	Only mark emails as important if they really are important.

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Newsgroups

1.	Users need to request permission from their supervisor before subscribing to a newsletter or newsgroup.

Personal Use

Although PENN’s email system is meant for business use, the company does allow the reasonable use of email for personal use if certain guidelines are adhered to:

1.	Use should not interfere with work;

2.	Users must also adhere to the guidelines in this policy;

3.	All messages distributed via the company’s email system, even personal emails, are PENN’s property.

Confidential information

Avoid sending confidential information by e-mail. If you do, one suggestion is to secure the information by including it in a Microsoft Word or Excel file and protect it with a password. Provide the recipient with the password by means of other communication, for instance by telephone.

System Monitoring

You must have no expectation of privacy in anything you create, store, send or receive on the company’s computer system. Your emails can be monitored without prior notification if PENN deems this necessary. If there is evidence that you are not adhering to the guidelines set out in this policy, the company reserves the right to take disciplinary action, including termination and/or legal action.

Email Archiving and Retention Policy

Section 204 of the Investment Advisory Act of 1940 provides that the SEC, by rule may prescribe what books and records an SEC-registered adviser is required to maintain. Rule 204-2 specifies what books and records must be maintained by PENN. Although email is not expressly covered by the rule, it may fall within several categories of the records required to be maintained.

In particular, Rule 204-2(a)(7) requires an investment adviser to maintain all written communications received or sent by an Investment Adviser relating to any recommendations made or proposed to be made and any advice given or proposed to be given. All records required to be kept by the rule must be maintained for five (5) fiscal years from the time they were produced.

Composite performance documentation must be maintained for an extended period of time pursuant to rule 204-2(a)(16).

Non-compliance with rule 204-2 may result in severe penalties, including, without limitation, censure, suspension, or the revocation of registration. Substantial civil penalties may also be imposed.

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PENN is under contract with AmeriVault to archive all emails that are received, or sent from PENN’s and Bloomberg servers. All electronic messages shall be archived and stored in accordance with current regulatory laws, rules, and/or regulations.

Questions

If you have any questions or comments about this Email Policy, please contact the Chief Compliance Officer. If you do not have any questions, PENN presumes that you understand and are aware of the rules and guidelines in this Email Policy and will adhere to them.

DECLARATION

I have read, understand and acknowledge receipt of the Email policy. I will comply with the guidelines set out in this policy and understand that failure to do so might result in disciplinary or legal action.

Signature:	Date:

Print Name:

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PENN’s Business Continuity Plan and infrastructure is designed to reduce the need for Disaster Recovery efforts and ensure continued business operations. PENN’s Business Continuity Plan (“BCP”) provides guidelines for the firm to follow in the event of a Significant Business Disruption (“SBD”). The primary goals of the BCP are as follows:

1.	Determine the impact of and respond accordingly to a Significant Business Disruption

2.	Safeguard Company employees, assets and client information

3.	Notification of customers, custodians and regulators of Significant Business Disruption

4.	Continuance or restoration of business operations

5.	Routine testing of the plan and technology infrastructure.

PENN has designed a technology infrastructure to scale and grow to meet its ongoing business needs. One key element of the BCP is a focus on flexible architecture, which provides layers of fault tolerance, coupled with near real-time mission critical system and data replication to PENN’s business continuity and disaster recovery site. The BCP also focuses on the continuity of investment business processes and the technologies which support them. Lastly, the plan works to validate the layers of processes and technology through routine testing performed throughout the course of each year.

PENN routinely reviews disaster prevention and fault tolerance, risk assessment and best practices to continually enhance its business resiliency. This review is part of each new system implementation and is enhanced by a technology infrastructure designed to provide heightened continuity measures. Additionally, PENN maintains access to dedicated off-site work facilities at its primary and secondary disaster recovery site.

In conclusion, the BCP outlines the process the Company will take to address business disruption in an orderly fashion. While the effects of a disaster are difficult to predict and plan for, the greater challenge occurs during an industry-wide disruption, in which no plan may address such unexpected incidents.

Updates and Annual Review

PENN will update this plan whenever we have material change to our operation, structure, business or location. In addition, we will review this BCP annually to modify it for any changes in our operation, structure, business or location.

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Chapter 26: Disaster Recovery Procedures

Due to the nature of managing client funds, PENN understands how critical continuous operations are as it affects client performance. Thus, PENN has implemented a business continuity plan in the event of disaster to recover from one or more core operational areas. This plan entails procedures to follow in case of a disaster or failure to the PENN central facility, communications, data, equipment, and human resource personnel.

Please refer to detailed Disaster Recovery Policy contained in the IT departments records.

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Political Contribution and Gift to Public Officials

Federal, state, and local laws restrict the use of corporate funds in connection with federal elections. It is the policy of PENN that neither company name, company funds nor company facilities shall be used directly or indirectly for political office, political parties or elected incumbent office holders at any government levels – federal, state or local.

PENN employees shall not use Company funds for the contributions of any kind to any political party or committee or to any candidate for, or holder of, any office at any government levels. PENN reserves the right to review and affirm employee’s personal political contributions and gift giving when conflict of interest arises with the company’s ability in the maintenance and generation of business venture(s).

This policy is not intended to restrict in any manner the use of personal funds for political contributions allowable under the law. The company will not reimburse employee contributions to political candidates or causes.

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Chapter 28: Annual Review Process

Pursuant to Rule 206(4)-7 under the Investment Advisers Act of 1940, PENN shall conduct a comprehensive review of this Compliance Manual and PENN’s compliance program by March 31st of each year and annually to determine the adequacy of PENN’s compliance policies and procedures and the effectiveness of their implementation. In this review, the Chief Compliance Officer shall prepare an annual report, distribute the annual report to senior management, and implement revised policies and procedures.

Material Compliance Matters

A “Material Compliance Matter” means any compliance matter about which PENN’s senior management would reasonably need to know to oversee PENN’s compliance, and that involves, without limitation:

1.	A violation of the federal or state securities laws, and other applicable laws and regulations, by PENN or any of its officers, directors, employees or agents thereof,

2.	A violation of these policies and procedures, or

3.	A weakness in the design or implementation of these policies and procedures.

As part of the annual review, the Chief Compliance Officer shall:

1.	Attempt to detect or uncover Material Compliance Matters by, for example, using employee certifications, testing, investigating, and complaint logs;

2.	Note in writing each Material Compliance Matter that arose during the previous year, including deficiencies noted in SEC and other regulatory examination letters;

3.	Confirm that each Material Compliance Matter was reported to senior management, was corrected and is not reoccurring;

4.	Review the current procedure(s) addressing the operational area that was subject of the Material Compliance Matters;

5.	Verify whether the current procedures are effective in detecting and preventing the occurrence and reoccurrence of Material Compliance Matters;

6.	Revise current procedures or add new procedures if necessary to prevent reoccurrence of the Material Compliance Matters; and

7.	Review actions taken when a Material Compliance Matter was detected, including actions towards individuals, and whether the corrective action was sufficient.

Review of Critical Operational Areas

At a minimum, the Chief Compliance Officer and/or designee(s) will review the following critical areas of the Firm:

1.	Investment Management.

a.	Review consistency of client portfolios with client objectives and the Firm’s disclosure in Form ADV.

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Chapter 27: Political Contribution Policy and Mandate

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b.	Confirm that the security valuation included in client reports correspond with the values derived from an independent pricing service or custodian records.

c.	Closely review any instance in which a supervised person over-rode an independently derived price. Also, closely review the valuation of illiquid securities.

2.	Trading. Review best execution, trade aggregation and fairness of trade allocation.

3.	Employees.

a.	Review employees’ quarterly personal trading reports and compare employee trades with client trades.

b.	Verify that any purchases of IPOs and private placements were precleared.

c.	Review the most profitable trades made by employees and determine whether any material information about the issuers became public around the time of the employee trades.

4.	Registration & Filings.

a.	Review accuracy of disclosure, whether all required filings were made, and registration status of employees.

b.	Make sure that the Form ADV, if posted on the web site, is the most up-to-date version.

5.	Marketing. Review advertisements, performance calculations and use of solicitors.

6.	New Clients. Review client in-take practices, including information obtained. Confirm that privacy notices and Part II of Form ADV were given to all new clients during the review period.

7.	Existing Clients.

a.	Review compliance with privacy policy, protection of client information and accuracy of reports sent to clients.

b.	Confirm that a new privacy notice has been sent to existing clients at least once during the past year.

c.	Pull sample contracts with third-party service providers and confirm that such contracts prohibit the service providers from using clients’ non-public, personal information for any purpose other than performing their obligations under the contract.

8.	Advisory Contract & Fees. Review compliance with advisory contract and accuracy of fee calculations.

9.	Custody.

a.	Review custody of client assets with banks and broker-dealers, including reports sent to clients.

b.	Review the handling of any inadvertent receipt of client assets (e.g., stock certificates).

10.	Business. Review disaster recovery procedures and make sure that at least one disaster drill was performed during the review period.

11.	Books and Records. Review accuracy of input of records and completeness of records.

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Review of Critical Compliance Areas

At a minimum, the Chief Compliance Officer and designees will review the following critical areas of the compliance program of the Firm:

1.	Compliance Personnel. Interview compliance and other employees about their specific compliance responsibilities and adequacy of their training.

2.	Risk. Perform an analysis of the primary risks of the operations of PENN.

3.	Testing. Review whether the testing conducted in the prior year was adequate and whether new testing and tools are necessary.

4.	Resources. Determine adequacy of staffing and resources available to the Chief Compliance Officer.

5.	Reporting. Assess the adequacy of exception reports, management reports, checklists and other compliance reports.

6.	Chief Compliance Officer. A self-evaluation of the Chief Compliance Officer should be prepared.

Changes in Operations and Laws

In connection with determining changes to existing procedures and adding new procedures, the Chief Compliance Officer should take into account:

1.	Any changes in the business activities of PENN; and

2.	Any changes in the Investment Advisers Act of 1940 and other applicable laws and regulations.

The Chief Compliance Officer shall monitor and keep abreast of:

1.	Changes in the law, and of any rules, regulations or regulatory interpretations;

2.	Court decisions;

3.	New industry, and changes in existing, industry best practices; and

4.	Changes in the Firm’s business activities.

Annual Report

The annual compliance report shall be a written document divided into the following sections or cover the following areas:

1.	Overview of PENN’ compliance program;

2.	Purpose of the annual review and the dates of review period;

3.	Brief summaries of key policies and procedures;

4.	Information collected and reviewed in connection with the annual review, including the past year’s annual report, compliance reports generated throughout the year, interviews with portfolio managers and others, interviews with, and documents generated by, service providers, and specific policies and procedures reviewed;

5.	Compliance matters that arose during the previous year;

6.	Changes in the business activities of PENN;

7.	Previous SEC and other regulatory examination deficiency letters to confirm that past deficiencies were corrected and are not reoccurring;

8.	Changes in the Investment Advisers Act of 1940 and other applicable laws and regulations that might suggest the need to revise certain policies and procedures;

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9.	Revisions made to the policies and procedures during the reporting period, and proposed revisions not yet implemented;

10.	Analysis of the compliance procedures and program;

11.	Conclusions drawn from the analysis of information, including high risk compliance areas, adequacy of policies and procedures, and adequacy of support of the Chief Compliance Officer in terms of manpower, budget and resources; and Specific recommendations.

Distribution of Annual Compliance Report

Prior to being finalized, a draft of the annual compliance report shall be circulated for comments to all compliance personnel, department heads and senior management. Once finalized, the Chief Compliance Officer shall distribute the compliance report and any other relevant documents (e.g., a report from an outside auditor or service provider) to senior management. Shortly after the distribution of the report, senior management, the Chief Compliance Officer and any and all other relevant employees or officers of PENN shall have a meeting devoted to the annual review of PENN’ compliance program. Minutes of the annual review meeting shall be kept and maintained.

Implementation of Revised Policies and Procedures and Annual Report Recommendations

After the issuance of the annual compliance report and the annual compliance meeting, the Chief Compliance Officer shall:

1.	Revise this compliance manual as necessary;

2.	Circulate revised sections of the manual to appropriate personnel;

3.	Take steps to implement new compliance policies and procedures (e.g., acquisition and installation of new software); and

4.	Report to senior management the status of the revisions to the compliance manual and implementation of recommendations.

Interim Reviews

The Chief Compliance Officer may periodically assemble a team consisting of appropriate officers and/or employees of PENN to inspect one or more areas of PENN. The audit generally will be unannounced to minimize opportunity for concealment of compliance violations. Unannounced inspections are especially appropriate where there are indications of misconduct or potential misconduct, numerous client complaints, or excessive trade corrections. When and how often a particular area of PENN’s operations will be inspected will depend upon the nature and volume of business conducted through that area. Interim reviews (i.e., a review other than an annual review) will be conducted in response to significant compliance events, changes in business arrangements and regulatory developments.

At the completion of each audit, the Chief Compliance Officer shall prepare a report that reviews each instance of non-compliance and recommend measures to remedy and prevent noncompliance. This report shall be distributed to senior management of PENN and the supervisors in the departments that were audited.

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Testing

PENN’ compliance program, including the supervisory system, will be periodically tested to verify that it is functioning properly and effective at detecting and preventing violations, and to identify any weaknesses.

At a minimum, PENN will perform the following types of testing:

1.	Transactional Testing: the Chief Compliance Officer will test actual transactions in an attempt to detect deviations in such transactions from written compliance policies and standards. For example, the Chief Compliance Officer might compare each allocation of an investment across client accounts during a particular month with PENN’ allocation procedures. The results of such tests will be included on exception or other management reports;

2.	Periodic Testing: the Chief Compliance Officer will undertake periodic analyses and evaluation of compliance issues found in regular course. For example, review the completeness of the records of all personal securities transactions at least once a year; and

3.	Forensic Testing: the Chief Compliance Officer will conduct forensic tests in an attempt to obtain additional or corroborating evidence regarding both the effective functions of PENN’ compliance program and possible existence of disguised or undetected compliance issues. Examples of forensic testing might be an attempt to steal client information or tamper with records to see how the compliance system reacts. Another example would be to compare the performance of one client account with the aggregate performance of the other client accounts.

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Compliance Statement

I HAVE RECEIVED A COPY OF PENN CAPITAL MANAGEMENT CO., INC.’s COMPLIANCE MANUAL.

IT IS MY RESPONSIBILITY TO READ THE MANUAL AND ABIDE BY ALL POLICIES. IF I HAVE ANY QUESTIONS ABOUT THESE POLICIES, I WILL ASK THE “CHIEF COMPLIANCE OFFICER”.

I UNDERSTAND THAT ALL EMPLOYEES OF PENN ARE REQUIRED TO ABIDE BY ALL POLICIES DESCRIBED IN THE MANUAL.

I HEREBY AGREE THAT I HAVE READ AND WILL COMPLY WITH THE TERMS OF THIS AGREEMENT. FAILURE TO COMPLY WITH THE POLICIES SET FORTH MAY RESULT IN THE TERMINATION OF MY EMPLOYMENT.

Employee Signature	Date

Print Employee Name

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